Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-280523

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 30, 2024)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$850,000,000 4.625% Sustainability Notes due 2028

US$1,250,000,000 4.875% Notes due 2030

US$500,000,000 5.250% Notes due 2035

US$400,000,000 Floating Rate Notes due 2028

Our US$850,000,000 aggregate principal amount of sustainability notes due 2028 (the “2028 Sustainability Notes”) will bear interest at a rate of 4.625% per annum, our US$1,250,000,000 aggregate principal amount of notes due 2030 (the “2030 Notes”) will bear interest at a rate of 4.875% per annum, our US$500,000,000 aggregate principal amount of notes due 2035 (the “2035 Notes”) will bear interest at a rate of 5.250% per annum and our US$400,000,000 aggregate principal amount of floating rate notes due 2028 (the “Floating Rate Notes,” and together with the 2028 Sustainability Notes, the 2030 Notes and the 2035 Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.470% per annum. Interest on the 2028 Sustainability Notes is payable semi-annually in arrear on January 14 and July 14 of each year, beginning on July 14, 2025. Interest on the 2030 Notes is payable semi-annually in arrear on January 14 and July 14 of each year, beginning on July 14, 2025. Interest on the 2035 Notes is payable semi-annually in arrear on January 14 and July 14 of each year, beginning on July 14, 2025. Interest on the Floating Rate Notes is payable quarterly in arrear on January 14, April 14, July 14 and October 14 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) the Floating Rates Notes Interest Payment Date falling on or nearest to April 14, 2025. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to January 14, 2028.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2028 Sustainability Notes			2030 Notes			2035 Notes			Floating Rate Notes
	Per Note	Total		Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.911%	US$	849,243,500	99.645%	US$	1,245,562,500	99.455%	US$	497,275,000	100.000%	US$	400,000,000
Underwriting discounts	0.300%	US$	2,550,000	0.300%	US$	3,750,000	0.300%	US$	1,500,000	0.300%	US$	1,200,000
Proceeds to us, before expenses	99.611%	US$	846,693,500	99.345%	US$	1,241,812,500	99.155%	US$	495,775,000	99.700%	US$	398,800,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January 14, 2025.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that we will obtain or be able to maintain a listing of the Notes on the SGX- ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of DTC, in each case on or about January 14, 2025.

Joint Bookrunners and Lead Managers

ANZ
Citigroup
Deutsche Bank
Goldman Sachs International
HSBC
J.P. Morgan
Wells Fargo Securities

Joint Lead Manager

NH Investment & Securities

Co-Manager

KEXIM BANK UK

Prospectus Supplement Dated January 7, 2025

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “~~W~~,” “Won” or “Korean won” are to the lawful currency of Korea and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and/or information are to financial statements and/or information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

IMPORTANT NOTICES

MiFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, each as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated August 30, 2024. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-280523, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Export-Import Bank of Korea (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50 per cent. interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a

“proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT 2001 OF SINGAPORE

We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

UK FINANCIAL PROMOTION LEGEND

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$850,000,000 aggregate principal amount of 4.625% sustainability notes due January 14, 2028 (the “2028 Sustainability Notes”), US$1,250,000,000 aggregate principal amount of 4.875% notes due January 14, 2030 (the “2030 Notes”), US$500,000,000 aggregate principal amount of 5.250% notes due January 14, 2035 (the “2035 Notes”) and US$400,000,000 aggregate principal amount of floating rate notes due January 14, 2028 (the “Floating Rate Notes,” and together with the 2028 Sustainability Notes, the 2030 Notes and the 2035 Notes, the “Notes”).

The 2028 Sustainability Notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrear on January 14 and July 14 of each year. The first interest payment on the 2028 Sustainability Notes will be made on July 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) July 14, 2025. Interest on the 2028 Sustainability Notes will accrue from January 14, 2025 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2028 Sustainability Notes.”

The 2030 Notes will bear interest at a rate of 4.875% per annum, payable semi-annually in arrear on January 14 and July 14 of each year. The first interest payment on the 2030 Notes will be made on July 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) July 14 , 2025. Interest on the 2030 Notes will accrue from January 14, 2025 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2030 Notes.”

The 2035 Notes will bear interest at a rate of 5.250% per annum, payable semi-annually in arrear on January 14 and July 14 of each year. The first interest payment on the 2035 Notes will be made on July 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) July 14, 2025. Interest on the 2035 Notes will accrue from January 14, 2025 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2035 Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.470% per annum, payable quarterly in arrear on January 14, April 14, July 14 and October 14 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April 14, 2025. Interest on the Floating Rate Notes will accrue from (and including) January 14, 2025 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 14, 2025, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc.

KEXIM Bank (UK) Limited is our affiliate and has agreed not to offer or sell any Notes in the United States or to any U.S. persons. NH Investment & Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The 2028 Sustainability Notes

Use of Proceeds from the Sale of the 2028 Sustainability Notes

We will use an amount equal to the net proceeds from the sale of the 2028 Sustainability Notes to finance or refinance, in whole or in part, new or existing projects or assets related to the Eligible Green Projects or Assets (as defined below) and the Eligible Social Projects or Assets (as defined below), as set forth in our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2021, Social Bond Principles 2021 and Sustainability Bond Guidelines 2021 published by the International Capital Markets Association, as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme—Finance Initiative.

An amount equal to the net proceeds from the sale of the 2028 Sustainability Notes, which will be designated as “sustainability” notes, will be allocated to a combination of the Eligible Green Projects or Assets and the Eligible Social Projects or Assets (together, the “Eligible Projects or Assets”). Re-financing of the Eligible Projects or Assets will have a look-back period of no longer than 36 months from the date of the issuance of the 2028 Sustainability Notes.

Eligible Green Projects or Assets include projects or assets related to: (i) renewable energy, (ii) energy efficiency, (iii) clean transportation, (iv) pollution prevention and control, (v) sustainable marine transportation and (vi) sustainable water and wastewater management, as more fully explained below:

•

Renewable energy: infrastructure dedicated to connecting renewable energy production and storage units to the grid (including powerlines and related infrastructure such as substations) and projects aimed at developing the generation and use of renewable energy, such as solar energy, wind energy, marine energy, hydro energy, bioenergy and geothermal energy, as well as fuel cell and other energy storage systems for renewable energy projects and assets;

•

Energy efficiency: projects aimed at developing and manufacturing infrastructure, equipment and technology that improve energy efficiency, including but not limited to battery facilities, energy storage facilities, smart grid technologies, waste heat recovery technologies and energy management systems, as well as developing technologies such as LED lighting, smart meters for households and replacement of boilers to improve energy performance;

•

Clean transportation: projects aimed at developing and manufacturing low-carbon passenger and freight transportation or related infrastructure, including but not limited to passenger non-public transportation, passenger public transportation, freight rail and road freight, as well as developing, manufacturing and recycling of rechargeable batteries and fuel cell for clean transportation;

•

Pollution prevention and control: projects aimed at developing and manufacturing infrastructure equipment and technology for recycling of materials, reuse of materials and recycling of organic waste into biogas or biomass energy;

•

Sustainable marine transportation: investments and expenditures related to the construction, design and maintenance of clean and sustainable vessels (“CSRs”), with such CSRs attaining certain criteria established by the EU Taxonomy, and the retrofitting of engines of existing vessels with alternative fuels; and

•

Sustainable water and wastewater management: projects aimed at developing and manufacturing infrastructure equipment and technology for provision of clean and/or drinking water, wastewater treatment, prevention of water pollution, increase of water-use efficiency, restoration of hydro-ecological systems and flooding mitigation such as urban drainage systems.

Eligible Social Projects or Assets include projects or assets related to: (i) employment generation, (ii) access to essential services and (iii) socio-economic advancement and empowerment, as more fully explained below:

•

Employment generation: financing and re-financing support for the activities of small- and medium-sized enterprises that are negatively impacted by natural disasters, socio-economic crises and/or pandemics, such as the COVID-19 pandemic, as well as small- and medium-sized enterprises that have expanded their headcount by at least 1% in the prior six months;

•

Access to essential services: financing and re-financing support for corporations and other types of entities that provide (a) medical and healthcare goods and services to the general public adversely affected by natural disasters, socio-economic crises and/or pandemics, such as the COVID-19 pandemic, and (b) construction or refurbishment of public hospitals, elderly care facilities and/or facilities for people with disabilities; and

•

Socio-economic advancement and empowerment: financing and re-financing support for corporations and other types of entities that (a) provide social services or job opportunities for vulnerable social groups and have acquired the Social Enterprise Certification from the Korea Social Enterprise Promotion Agency, and (b) provide family-friendly workplace practices that promote productivity and facilitate women’s empowerment and have acquired the Family-friendly Corporation Certification from the Ministry of Gender Equality and Family.

Project Evaluation and Selection Process

Under our project evaluation and selection process, the Eligible Projects or Assets will be identified and selected using the criteria indicated above by our Sustainable Finance Working Group, which is composed of representatives from our Treasury, ESG Management, Credit Policy, Engineering & Environment Advisory and Finance departments. The Sustainable Finance Working Group will review and monitor the allocation of net proceeds from the sale of the 2028 Sustainability Notes on an annual basis, and as necessary, to ensure that the proceeds are allocated to Eligible Projects or Assets in accordance with our Sustainable Finance Framework.

Management of Proceeds

An amount equal to the net proceeds from the issue of the 2028 Sustainability Notes will be deposited in our general funding accounts and earmarked for allocation to Eligible Projects or Assets. We will monitor and track the allocation of the net proceeds from the 2028 Sustainability Notes through our internal records.

Any balance of the net proceeds from the 2028 Sustainability Notes not yet allocated to Eligible Projects or Assets may be managed in cash or cash equivalents or used to repay existing borrowings under our general credit facilities.

Reporting

We will publish a report on the allocation of the net proceeds from the sale of the 2028 Sustainability Notes within one year from the date of issuance of the 2028 Sustainability Notes and annually thereafter until the proceeds from the sale of the 2028 Sustainability Notes have been fully allocated, and as necessary in the event of any material developments. Such reports will include allocation information, such as the aggregate amount allocated to Eligible Projects or Assets, examples of such Eligible Projects or Assets (subject to our confidentiality obligations) and the remaining balance of unallocated proceeds. Impact reporting will be disclosed where possible and will include relevant environmental and/or social impacts associated with the Eligible Projects or Assets that were funded with the net proceeds from the sale of the 2028 Sustainability Notes (the “Impact Reports”).

External Review

DNV, an external consultant, has issued an opinion dated May 12, 2023 on our Sustainable Finance Framework (the “Second Party Opinion”). An independent verifier will also be issuing verification reports (“Verification Reports”) on the allocation of an amount equal to the net proceeds from the issue of the 2028 Sustainability Notes on an annual basis, and more frequently in case of any material changes, starting one year after the issuance of the 2028 Sustainability Notes until full allocation. Our Sustainable Finance Framework, the Second Party Opinion and the Impact Reports are, and the Verification Reports will be, publicly available on the following website: https://www.koreaexim.go.kr/he/HPHEOM022M01.

Investment Considerations

The 2028 Sustainability Notes may not be a suitable investment for all investors seeking exposure to “green” or “social” assets. We will allocate an amount equivalent to the net proceeds from the issuance of the 2028 Sustainability Notes to finance or refinance, in whole or in part, new or existing Eligible Projects or Assets as described in “Use of Proceeds from the Sale of the 2028 Sustainability Notes” above in accordance with our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2021, Social Bond Principles 2021 and Sustainability Bond Guidelines 2021 published by the International Capital Markets Association, as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme—Finance Initiative. The examples of Eligible Projects or Assets provided in “Use of Proceeds from the Sale of the 2028 Sustainability Notes” above are for illustrative purposes only and no assurance can be provided by us or any of the Underwriters that disbursements for projects with these specific characteristics will be made by us during the term of the 2028 Sustainability Notes. Our Sustainable Finance Framework is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green” or “social,” and therefore, no assurance can be provided by us or any of the Underwriters to potential investors that selected Eligible Projects or Assets will continue to meet the relevant eligibility criteria or any present or future investor expectations or requirements regarding environmental performance or sustainability impact. Although Eligible Projects or Assets are expected to be selected in accordance with the categories recognized under our Sustainable Finance Framework and are expected to be developed in accordance with relevant legislation and standards, there can be no guarantee that the projects will deliver the environmental or social benefits as anticipated, or that adverse environmental or social impacts will not occur during the design, construction, commissioning and operation of any such projects. In addition, where any negative impacts are insufficiently mitigated, the projects may become controversial and may be criticized by activist groups or other stakeholders.

The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risks discussed above and other factors that may affect the value of the 2028 Sustainability Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as of the date that the Second Party Opinion was initially issued and may be updated, suspended or withdrawn at any time. Currently, the providers of second party opinions and certifications are not subject to any regulatory regime or oversight. In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental and social criteria, our failure to comply with such obligations does not constitute a breach or an event of default under the 2028 Sustainability Notes. A withdrawal of the Second Party Opinion or any failure by us to use an amount equivalent to the net proceeds from the issuance of the 2028 Sustainability Notes on Eligible Projects or Assets or to meet or continue to meet the investment requirements of certain environmentally- or socially-focused investors with respect to the 2028 Sustainability Notes may affect the value of the 2028 Sustainability Notes and may have consequences for certain investors with portfolio mandates to invest in “green” or “social” assets. The Second Party Opinion is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

In the event that the 2028 Sustainability Notes are included in any dedicated “green,” “social,” “environmental,” “sustainable” or other similarly-labelled index, no assurance is given by us or any other person that such listing or admission, or inclusion in such index, satisfies any present or future investor expectations or requirements as regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own constitutive documents or other governing rules or investment portfolio mandates. Each potential investor should carefully consider the factors described in the Sustainable Finance Framework. None of us or the Underwriters make any representation as to whether the 2028 Sustainability Notes fulfil the relevant environmental or social criteria or that an amount equal to the net proceeds from the sale of the 2028 Sustainability Notes will be used for Eligible Projects or Assets. Moreover, no assurance can be provided with respect to the suitability or reliability of the Second Party Opinion or that the 2028 Sustainability Notes will fulfil the criteria to qualify as “green” or “social” bonds. The Underwriters have not undertaken, nor are they responsible for, any assessment of the eligibility of the projects within the definition of Eligible Projects or Assets or the monitoring of the use of proceeds from the offering of the 2028 Sustainability Notes. Each potential purchaser of the 2028 Sustainability Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds and its purchase of the 2028 Sustainability Notes should be based upon such investigation as it deems necessary.

The 2030 Notes, 2035 Notes and the Floating Rate Notes

We will use the net proceeds from the sale of the 2030 Notes, the 2035 Notes and the Floating Rate Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated August 30, 2024. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with K-IFRS. Our financial information as of and for the nine months ended September 30, 2024 and 2023 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2024, we had ~~W~~93,872 billion of outstanding loans, including ~~W~~39,648 billion of outstanding export credits, ~~W~~37,763 billion of outstanding overseas investment credits and ~~W~~13,136 billion of outstanding import credits, as compared to ~~W~~90,313 billion of outstanding loans, including ~~W~~35,933 billion of outstanding export credits, ~~W~~36,284 billion of outstanding overseas investment credits and ~~W~~11,342 billion of outstanding import credits as of December 31, 2023.

Capitalization

As of June 30, 2024, our authorized capital was ~~W~~25,000 billion and our capitalization was as follows:

	June 30, 2024(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		3,730
Export-Import Financing Debentures		58,037

Total Long-term Debt	~~W~~	61,767

Capital and Reserves:
Capital Stock(7)	~~W~~	16,873
Additional Paid-in Capital		—
Capital Adjustments		(154)
Retained Earnings		2,893
Legal Reserve(8)		612
Voluntary Reserve(8)		1,762
Regulatory Reserve for Loan Losses(9)		12
Unappropriated Retained Earnings		507
Other Components of Equity(10)		929

Total Capital and Reserves	~~W~~	20,542

Total Capitalization	~~W~~	82,309

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2024.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of June 30, 2024 into Won at the rate of ~~W~~1,389.2 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 28, 2024.

(4)

As of June 30, 2024, we had contingent liabilities totaling ~~W~~63,833 billion, which consisted of ~~W~~47,319 billion under outstanding guarantees and acceptances and ~~W~~16,514 billion under contingent guarantees and acceptances issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2024 and 2023—Note 36.”

(5)

As of June 30, 2024, we had entered into 621 interest rate related derivative contracts with a notional amount of ~~W~~79,937 billion and 680 currency related derivative contracts with a notional amount of ~~W~~39,909 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2024 and 2023—Note 20.”

(6)

See “The Export-Import Bank of Korea—Description of Assets and Liabilities—Sources of Funding” of the accompanying prospectus for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)

As of June 30, 2024, our authorized ordinary share capital was ~~W~~25,000 billion and issued fully-paid ordinary share capital was ~~W~~16,873 billion. For more information, see “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus.

(8)

See “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation on Supervision of Banking Business, we reserve such difference as regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2024 and 2023—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2024 and 2023—Note 22.”

Government Support

In May 2024, the Government contributed ~~W~~2,000 billion to our capital in the form of shares of Korea Land and Housing Corporation. In addition, it is currently expected that the Government will contribute ~~W~~100 billion to our capital in the first half of 2025.

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2024 and December 31, 2023 and for the first nine months of 2024 and 2023, which has been derived from our unaudited separate internal management accounts as of September 30, 2024 and for the first nine months of 2024 and 2023 prepared in accordance with K-IFRS.

	Nine Months Ended September 30,
	2024		2023
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	4,623	~~W~~	4,280
Total Interest Expense		4,040		3,607
Net Interest Income		583		673
Operating Income		762		1,266
Income before Income Tax		764		1,267
Income Tax Expense		202		334
Net Income		563		933

	As of September 30, 2024		As of December 31, 2023
	(billions of Won)
	(unaudited)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	90,210	~~W~~	90,313
Total Borrowings(2)		97,984		98,789
Total Assets		125,996		125,394
Total Liabilities		105,232		107,444
Total Shareholders’ Equity		20,764		17,951

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first nine months of 2024, we had net income of ~~W~~563 billion compared to ~~W~~933 billion for the corresponding period of 2023. The principal factors for the decrease in net income included:

•

a change to an additional impairment loss on credit of ~~W~~90 billion for the first nine months of 2024 compared to a reversal of impairment loss on credit of ~~W~~359 billion for the corresponding period of 2023, mainly reflecting our preemptive measures to account for a potential increase in expected impairment loss in connection with loans made to a Korean shipbuilding company in the first nine months of 2024; and

•

a decrease in net interest income to ~~W~~583 billion for the first nine months of 2024 from ~~W~~673 billion for the corresponding period of 2023, primarily due to an increase in interest expense to ~~W~~4,040 billion for the first nine months of 2024 from ~~W~~3,607 billion for the corresponding period of 2023, resulting mainly from the higher level of interest rates applicable to our debentures.

The above factors were offset in part by a decrease in income tax expenses to ~~W~~202 billion for the first nine months of 2024 from ~~W~~334 billion for the corresponding period of 2023, primarily due to a decrease in income before income tax to ~~W~~764 billion for the first nine months of 2024 from ~~W~~1,267 billion for the corresponding period of 2023.

As of September 30, 2024, our total assets increased to ~~W~~125,996 billion from ~~W~~125,394 billion as of December 31, 2023, primarily due to an increase in financial investments to ~~W~~18,522 billion as of September 30, 2024 from ~~W~~15,413 billion as of December 31, 2023.

As of September 30, 2024, our total liabilities decreased to ~~W~~105,232 billion from ~~W~~107,444 billion as of December 31, 2023, primarily due to a decrease in debentures to ~~W~~91,397 billion as of September 30, 2024 from ~~W~~93,257 billion as of December 31, 2023.

As of September 30, 2024, our total shareholders’ equity increased to ~~W~~20,764 billion from ~~W~~17,951 billion as of December 31, 2023, primarily due to an increase in capital stock to ~~W~~16,873 billion as of September 30, 2024 from ~~W~~14,773 billion as of December 31, 2023, an increase in other components of equity to ~~W~~1,096 billion as of September 30, 2024 from ~~W~~682 billion as of December 31, 2023 and an increase in retained earnings to ~~W~~2,948 billion as of September 30, 2024 from ~~W~~2,639 billion as of December 31, 2023.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2024 and December 31, 2023 and for the six months ended June 30, 2024 and 2023, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement:

	Six Months Ended June 30,
	2024		2023

	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	~~W~~	3,083	~~W~~	2,809
Total Interest Expense		2,717		2,313
Net Interest Income		366		496
Operating Income		615		1,332
Income before Income Tax		617		1,334
Income Tax Expense		110		385
Net Income		507		949

	As of June 30, 2024		As of December 31, 2023

	(billions of Won) (unaudited)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	93,872	~~W~~	90,313
Total Borrowings(2)		99,418		98,789
Total Assets		129,022		125,394
Total Liabilities		108,480		107,444
Total Shareholders’ Equity		20,542		17,951

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first half of 2024, we had net income of ~~W~~507 billion compared to ~~W~~949 billion for the corresponding period of 2023. The principal factors for the decrease in net income included:

•

a change to a net loss on hedging derivative assets of ~~W~~1,200 billion for the first half of 2024 compared to a net gain on hedging derivative assets of ~~W~~387 billion for the corresponding period of 2023, primarily due to an increase in losses on hedging instruments to ~~W~~1,737 billion for the first half of 2024 from ~~W~~381 billion for the corresponding period of 2023, which in turn was primarily due to continued volatility in the exchange rates of foreign currencies (including Euro, BRL and AUD) against the U.S. dollar and a decline in expectations for interest rate reductions during the first half of 2024, which in the aggregate diminished the value of our hedging derivative assets and resulted in losses recognized on such assets; and

•

a change to an additional impairment loss on credit of ~~W~~72 billion for the first half of 2024 compared to a reversal of impairment loss on credit of ~~W~~434 billion for the corresponding period of 2023, mainly reflecting our preemptive measures to account for a potential increase in expected impairment loss in connection with loans made to a Korean shipbuilding company in the first half of 2024.

The above factors were offset in large part by a change to a net gain on foreign exchange transactions of ~~W~~804 billion for the first half of 2024 compared to a net loss on foreign exchange transactions of ~~W~~513 billion for the corresponding period of 2023, mainly as a result of continued volatility in exchange rates in the first half of 2024.

As of June 30, 2024, our total assets increased to ~~W~~129,022 billion from ~~W~~125,394 billion as of December 31, 2023, primarily due to an increase in financial investments to ~~W~~18,630 billion as of June 30, 2024 from ~~W~~15,413 billion as of December 31, 2023 and an increase in loans at amortized costs to ~~W~~90,762 billion as of June 30, 2024 from ~~W~~87,777 billion as of December 31, 2023, the effects of which were offset in part by a decrease in cash and due from financial institutions to ~~W~~10,726 billion as of June 30, 2024 from ~~W~~12,591 billion as of December 31, 2023.

As of June 30, 2024, our total liabilities increased to ~~W~~108,480 billion from ~~W~~107,444 billion as of December 31, 2023, primarily due to an increase in borrowings to ~~W~~6,141 billion as of June 30, 2024 from ~~W~~5,532 billion as of December 31, 2023, an increase in financial liabilities at fair value through profit or loss to ~~W~~2,652 billion as of June 30, 2024 from ~~W~~2,123 billion as of December 31, 2023 and an increase in hedging derivative liabilities to ~~W~~2,037 billion as of June 30, 2024 from ~~W~~1,514 billion as of December 31, 2023, the effects of which were offset in part by a decrease in provisions to ~~W~~1,157 billion as of June 30, 2024 from ~~W~~1,490 billion as of December 31, 2023 and a decrease in other liabilities to ~~W~~3,216 billion as of June 30, 2024 from ~~W~~3,528 billion as of December 31, 2023.

As of June 30, 2024, our total shareholders’ equity increased to ~~W~~20,542 billion from ~~W~~17,951 billion as of December 31, 2023, primarily due to an increase in capital stock to ~~W~~16,873 billion as of June 30, 2024 from ~~W~~14,773 billion as of December 31, 2023, an increase in retained earnings to ~~W~~2,893 billion as of June 30, 2024 from ~~W~~2,639 billion as of December 31, 2023 and an increase in other components of equity to ~~W~~929 billion as of June 30, 2024 from ~~W~~682 billion as of December 31, 2023.

Operations

Loan Operations

In the first half of 2024, we provided total loans of ~~W~~34,681 billion, an increase of 10.6% from the corresponding period of 2023.

Export Credits

As of June 30, 2024, export credits in the amount of ~~W~~39,648 billion represented 42.2% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ~~W~~19,700 billion in the first half of 2024, an increase of 17.4% from the corresponding period of 2023, which was mainly due to an increase in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2024 compared to June 30, 2023 magnified the effect of the increase in the volume of export credits in the first half of 2024, as a substantial portion of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2024, overseas investment credits amounted to ~~W~~37,763 billion, representing 40.2% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half of 2024 increased by 6.1% to ~~W~~7,908 billion from the corresponding period of 2023. The depreciation of the Won against the U.S. dollar as of June 30, 2024 compared to June 30, 2023 magnified the effect of the increase in the volume of overseas investment credits in the first half of 2024, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2024, import credits in the amount of ~~W~~13,136 billion represented 14.0% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ~~W~~7,073 billion in the first half of 2024, a decrease of 0.8% from the corresponding period of 2023, which was mainly due to a decrease in demand for financing in foreign currency for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2024 compared to June 30, 2023 partially offset the effect of the decrease in the volume of import credits in the first half of 2024, as a substantial portion of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2024 increased to ~~W~~63,833 billion from ~~W~~54,579 billion as of December 31, 2023. Guarantees we had confirmed as of June 30, 2024 increased to ~~W~~47,319 billion from ~~W~~43,061 billion as of December 31, 2023.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2024, categorized by type of exposure extended:

		June 30, 2024

		(billions of Won, except for percentages)
A	Loans in Won	~~W~~	30,712	22%
B	Loans in Foreign Currencies		58,292	42
C	Loans (A+B)		89,004	64
D	Other Loans(1)		4,868	4
E	Loan Credits (C+D)		93,872	68
F	Allowances for Loan Losses		2,648	2
G	Loan Credits (including allowance for loan losses) (E-F)		91,224	66
H	Confirmed Guarantees		47,319	34

I	Credit Exposure (G+H)	~~W~~	138,543	100%

(1)

Includes domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currencies and private placement corporate bonds in Won.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2024, categorized by geographic area(1):

	June 30, 2024		As % of June 30, 2024 Total

	(billions of Won, except for percentages)
Asia(2)	~~W~~	80,871	86%
Europe		7,990	9
America		3,355	4
Africa		1,656	2

Total	~~W~~	93,872	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Individual Exposure

As of June 30, 2024, our largest Credit Exposure was to Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME) in the amount of ~~W~~7,457 billion. As of June 30, 2024, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~4,503 billion and to HD Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~4,339 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2024(1):

Rank	Name of Borrower	Loans	Guarantees	Total

		(billions of Won)
1	Hanwha Ocean Co., Ltd.	1,613	5,844	7,457
2	Samsung Heavy Industries Co., Ltd.	1,139	3,364	4,503
3	HD Hyundai Heavy Industries Co., Ltd.	110	4,229	4,339
4	Hanwha Aerospace Co., Ltd.	439	1,706	2,145
5	Hyundai Engineering & Construction Co., Ltd.	207	1,607	1,814

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2024:

	As of June 30, 2024
	Loan Amount(1)		Loan Loss Reserve(2)

Normal	~~W~~	135,703	~~W~~	2,405
Precautionary		817		246
Sub-standard		1,123		842
Doubtful		16		16
Estimated Loss		207		198

Total	~~W~~	137,866	~~W~~	3,707

(1)

These figures include loans (excluding inter-bank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2024, the amount of our non-performing assets was ~~W~~1,346 billion, an increase of 6.7% from ~~W~~1,262 billion as of December 31, 2023. As of June 30, 2024, our non-performing asset ratio was 1.0%, which remained unchanged from December 31, 2023.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2024:

	June 30, 2024

	(billions of Won, except for percentages)
Loan Loss Reserve (A)	~~W~~	3,707
NPA (B)(1)		1,346
Total Equity (C)		20,542
Reserve to NPA (A/B)		275.4%
Equity at Risk (B-A)/C		—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records.

Investments

As of June 30, 2024, our total investment in securities amounted to ~~W~~20,648 billion, representing 16.0% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2024:

Type of Investment Securities	Amount		%

	(billions of Won)
Financial Assets at FVOCI	~~W~~	17,314	84%
Securities at Amortized Cost		1,316	6
Investments in Associates		2,018	10

Total	~~W~~	20,648	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2024, we had issued a total amount of ~~W~~47,319 billion in confirmed guarantees and acceptances, of which ~~W~~46,934 billion, representing 99.2% of the total amount, was classified as normal and ~~W~~138 billion, representing 0.3% of the total amount, was classified as precautionary, and ~~W~~247 billion, representing 0.5% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2024, our outstanding loans made at floating rates of interest totaled approximately ~~W~~67,864 billion, whereas our outstanding borrowings made at floating rates of interest (including foreign currency-denominated borrowings made at fixed rates and later swapped into U.S. dollar floating rate borrowings) totaled approximately ~~W~~65,936 billion. As of June 30, 2024, we had entered into 621 interest rate related derivative contracts with a notional amount of ~~W~~79,937 billion and had entered into 680 currency related derivative contracts with a notional amount of ~~W~~39,909 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023—Note 20”.

Sources of Funding

We raised a net total of ~~W~~26,834 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2024, a decrease of 23.7% from ~~W~~35,171 billion in the corresponding period of 2023. Total loan repayments, including prepayments by our clients, during the first half of 2024 amounted to ~~W~~31,999 billion, a decrease of 7.9% from ~~W~~34,743 billion during the corresponding period of 2023.

As of June 30, 2024, our outstanding borrowings from the Government amounted to ~~W~~208 billion. We issued Won-denominated domestic bonds in the aggregate amount of ~~W~~12,990 billion during the first half of 2024.

During the first half of 2024, we issued eurobonds in the aggregate principal amount of US$909 million in various types of currencies under our existing global medium term notes program, a 44.0% decrease from US$1,624 million in the corresponding period of 2023. In addition, we issued global bonds during the first half of 2024 in the aggregate amount of US$2,000 million under our U.S. shelf registration statement compared with US$3,500 million in the corresponding period of 2023. As of June 30, 2024, the outstanding amounts of our notes and debentures were US$33,196 million, HKD 7,628 million, BRL 9,492 million, EUR 5,037 million, THB 3,580 million, CHF 900 million, AUD 4,520 million, INR 11,450 million, CNY 3,468 million, IDR 6,580,500 million, NZD 174 million, ZAR 2,615 million, NOK 750 million, GBP 336 million, CAD 65 million, SEK 250 million, MXN 13,000 million, TRY 936 million, CZK 3,420 million, PEN 425 million, PHP 2,400 million, JPY 42,745 million and PLN 194 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2024, the outstanding amount of such borrowings from foreign financial institutions was US$2,749 million.

As of June 30, 2024, our total paid-in capital amounted to ~~W~~16,873 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 76%, 7% and 17%, respectively, of our paid-in capital.

As of June 30, 2024, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~99,418 billion, was equal to 16.8% of the authorized amount of ~~W~~592,990 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2024:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2024		2025		2026		2027		Thereafter

	(billions of won)
Won	~~W~~	13,920	~~W~~	11,140	~~W~~	4,220	~~W~~	50	~~W~~	1,330
Foreign(2)		9,311		15,262		13,472		9,825		21,700

Total Won Equivalent	~~W~~	23,231	~~W~~	26,402	~~W~~	17,692	~~W~~	9,875	~~W~~	23,030

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rate on June 28, 2024, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2024, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$10,035 million, US$9,533 million and US$7,488 million, respectively. As of June 30, 2024, our total foreign currency liabilities exceeded our total foreign currency assets by US$1,256 million.

Capital Adequacy

As of June 30, 2024, our capital adequacy ratio, on a consolidated basis, was 15.3%, an increase from 14.5% as of December 31, 2023.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2024:

	June 30, 2024

	(billions of Won, except for percentages)
Tier I	~~W~~	20,734
Paid-in Capital (including capital adjustments)		16,722
Retained Earnings(1)		3,078
Accumulated other comprehensive income		1,050
Common shares issued by consolidated subsidiaries of the bank and held by third parties		1
Deductions from Tier I Capital		116
Capital Adjustments		—
Deferred Tax Asset		—
Others		116
Tier II (General Loan Loss Reserves)		2,357
Total Capital		23,091
Risk Adjusted Assets		150,802
Capital Adequacy Ratios
Tier I common equity		13.7%
Tier 1		13.7%
Tier I and Tier II		15.3%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records.

Management and Employees

Management

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and Chief Executive Officer
Jong-Hyuck Ahn	December 30, 2023	Deputy Chief Executive Officer
Kiyeon Hwang	October 1, 2023	Senior Executive Director
Yangho Ahn	October 2, 2024	Independent Director
Haesun Park	October 2, 2024	Independent Director
Chang Huh	April 10, 2023	Independent Director
Hye Jeong Nam	April 10, 2023	Independent Director

Financial Statements and the Auditors

The Minister of Economy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Soon-oh Cha, who was appointed for a three-year term on July 15, 2024.

Our interim separate financial statements as of June 30, 2024 and December 31, 2023 and for the six months ended June 30, 2024 and 2023 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2024 AND DECEMBER 31, 2023

	Jun. 30, 2024 (Unaudited)		Dec. 31, 2023

	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	10,726,202	~~W~~	12,591,124
Financial assets at fair value through profit or loss (Notes 4, 5, 8 and 20)		3,620,018		3,715,536
Hedging derivative assets (Notes 4, 5 and 20)		149,789		611,960
Loans at amortized cost (Notes 4, 5, 10 and 37)		90,762,306		87,777,261
Financial investments (Notes 4, 5 and 9)		18,630,005		15,413,465
Investments in associates and subsidiaries (Note 11)		2,018,427		2,005,626
Property, plant and equipment, net (Note 12)		299,795		292,735
Intangible assets, net (Note 13)		47,927		46,337
Deferred tax assets (Note 34)		997,692		987,104
Net defined benefit assets (Note 18)		23,770		28,431
Other assets (Notes 4, 5, 14 and 37)		1,746,416		1,924,872

	~~W~~	129,022,347	~~W~~	125,394,451

LIABILITIES AND EQUITY

LIABILITIES:
Financial liabilities at fair value through profit or loss (Notes 4, 5 and 20)	~~W~~	2,651,582	~~W~~	2,122,804
Hedging derivative liabilities (Notes 4, 5 and 20)		2,037,330		1,514,208
Borrowings (Notes 4, 5 and 15)		6,140,902		5,532,198
Debentures (Notes 4, 5 and 16)		93,277,557		93,256,543
Provisions (Notes 17)		1,157,189		1,489,976
Other liabilities (Notes 4, 5, 19 and 37)		3,215,925		3,527,917

		108,480,485		107,443,646

EQUITY:
Issued capital (Notes 1 and 21)		16,873,254		14,773,254
Capital adjustments		(153,539)		(143,446)
Other components of equity (Notes 20 and 22)		929,054		682,285
Retained earnings (Note 23) (Regulatory reserve for loan losses as of June 30, 2024 and December 31, 2023: ~~W~~11,365 million and ~~W~~275,620 million)		2,893,093		2,638,712

		20,541,862		17,950,805

	~~W~~	129,022,347	~~W~~	125,394,449

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

	Six months ended Jun 30, 2024 (Unaudited)		Six months ended Jun 30, 2023 (Unaudited)

	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	3,082,847	~~W~~	2,808,677
Interest expenses		(2,716,622)		(2,312,705)

		366,225		495,972

Net commission income (Notes 25 and 37):
Commission income		242,088		240,448
Commission expenses		(21,152)		(13,020)

		220,936		227,428

Dividend income (Note 26)		54,445		42,333
Gain on financial assets at fair value through profit or loss (Note 27)		12,594		60,600
Gain (loss) on hedging derivative assets (Notes 20 and 28)		(1,200,013)		387,157
Gain (loss) on financial investments (Note 29)		(388)		442
Gain (loss) on foreign exchange transaction		804,342		(512,802)
Other operating income (Note 30)		572,756		323,112
Reversal of (additional) impairment loss on credit (Notes 31 and 37)		(72,159)		434,344
General and administrative expenses (Note 32)		(143,930)		(126,927)

Total operating income		614,808		1,331,659

NON-OPERATING INCOME (Note 33):
Gain (loss) on investments in associates and subsidiaries (Note 26)		12,873		7,142
Other non-operating income (expenses)		(10,437)		(4,997)

		2,436		2,145

PROFIT BEFORE INCOME TAX		(617,244)		(1,333,804)
INCOME TAX EXPENSES (Note 34)		109,901		384,705

PROFIT FOR THE PERIOD		507,343		949,099

(Adjusted profit after regulatory reserve for loan losses for the six- month periods ended June 30, 2024 and 2023: ~~W~~506,793 million and ~~W~~929,236 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) (Note 22)
Items that will not be subsequently reclassified to profit or loss:
Gain on equity securities at fair value through other comprehensive income		370,263		497,273
Income tax effect		(85,531)		(113,591)
Items that may be subsequently reclassified to profit or loss:
Gain (loss) on debt securities at fair value through other comprehensive income		(37,507)		15,396
Loss on valuation of cash flow hedge		(11,860)		(6,371)
Income tax effect		11,404		(2,313)

		(37,963)		6,712

TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	~~W~~	754,112	~~W~~	1,339,493

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

					Other components of equity
	Issued capital		Capital adjustments		Gain (loss) on valuation of financial assets at fair value through other comprehensive income		Gain (loss) on valuation of cash-flow hedge		Remeasurement, net of defined benefit assets		Gain (loss) on disposal of financial assets at fair value through other comprehensive income		Retained earnings		Total

	(Korean won in millions)
Balance at January 1, 2023	~~W~~	12,773,254	~~W~~	(133,840)	~~W~~	662,320	~~W~~	38,805	~~W~~	37,454	~~W~~	6,177	~~W~~	2,051,379	~~W~~	15,435,549
Paid-in capital increase		2,000,000		(9,606)		—		—		—		—		—		1,990,394
Payment of dividends		—		—		—		—		—		—		(135,419)		(135,419)
Total comprehensive income		—		—		270,317		(4,848)		49		124,877		949,099		1,339,494
Profit for the period		—		—		—		—		—		—		949,099		949,099
Other comprehensive income (loss):		—		—		270,317		(4,848)		49		124,877		—		390,395
Gain on valuation of financial assets at fair value through other comprehensive income, net of tax		—		—		270,317		—		—		—		—		270,317
Loss on valuation of cash flow hedge, net of tax		—		—		—		(4,848)		—		—		—		(4,848)
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		49		—		—		49
Gain on disposal of financial assets at fair value through other comprehensive income, net of tax		—		—		—		—		—		124,877		—		124,877

Balance at June 30, 2023 (Unaudited)	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	932,637	~~W~~	33,957	~~W~~	37,503	~~W~~	131,054	~~W~~	2,865,059	~~W~~	18,630,018

Balance at January 1, 2024	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	385,615	~~W~~	47,451	~~W~~	29,560	~~W~~	219,659	~~W~~	2,638,712	~~W~~	17,950,805
Paid-in capital increase		2,100,000		(10,093)		—		—		—		—		—		2,089,907
Payment of dividends		—		—		—		—		—		—		(252,963)		(252,963)
Total comprehensive income		—		—		242,844		(9,120)		—		13,045		507,344		754,113
Profit for the period		—		—		—		—		—		—		507,344		507,344
Other comprehensive income (loss):		—		—		242,844		(9,120)		—		13,045		—		246,769
Gain on valuation of financial assets at fair value through other comprehensive income, net of tax		—		—		242,844		—		—		—		—		242,844
Loss on valuation of cash flow hedge, net of tax		—		—		—		(9,120)		—		—		—		(9,120)
Gain on disposal of financial assets at fair value through other comprehensive income, net of tax		—		—		—		—		—		13,045		—		13,045

Balance at June 30, 2024 (Unaudited)	~~W~~	16,873,254	~~W~~	(153,539)	~~W~~	628,459	~~W~~	38,331	~~W~~	29,560	~~W~~	232,704	~~W~~	2,893,093	~~W~~	20,541,862

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

	Six months ended Jun 30, 2024 (Unaudited)		Six months ended Jun 30, 2023 (Unaudited)

	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	~~W~~	507,343	~~W~~	949,099

Adjustments for:
Income tax expenses		109,901		384,705
Interest income		(3,082,847)		(2,808,677)
Interest expenses		2,716,622		2,312,705
Dividend and distribution income		(64,101)		(52,992)
Dividend received from subsidiaries and associates		(12,873)		(7,142)
Loss on financial assets at fair value through profit or loss		9,078		18,032
Loss on financial assets at fair value through other comprehensive income		388		265
Transfer to derivatives’ credit risk provision		2,176		5,764
Loss on foreign exchange transactions		322,312		1,358,305
Additional impairment loss on credit		72,159		—
Depreciation and amortization		11,262		10,228
Loss on disposal of property, plant and equipment, intangible and other assets		4		3
Loss on valuation of derivative assets for trading		1,187,150		658,510
Loss on valuation of derivative assets for hedging		1,026,002		264,867
Loss on fair value hedged items		197,998		268,086
Post-employment benefits		4,295		3,030
Increase in other provisions		—		6
Gain on financial assets at fair value through profit or loss		(19,074)		(62,626)
Gain on financial assets at fair value through other comprehensive income		—		(707)
Reversal of derivatives’ credit risk provision		(3,604)		(7,167)
Gain on foreign exchange transactions		(1,126,654)		(845,504)
Reversal of impairment loss on credit		—		(434,344)
Gain on disposal of property, plant and equipment, intangible and other assets		(10)		(8)
Gain on valuation of derivative assets for trading		(920,374)		(637,205)
Gain on valuation of derivative assets for hedging		(39,445)		(600,117)
Gain on fair value hedged items		(771,654)		(592,483)

		(381,289)		(764,466)

Changes in operating assets and liabilities:
Due from financial institutions		(329,373)		1,684,219
Financial assets and liabilities at fair value through profit or loss		938,006		(430,836)
Derivative assets and liabilities for trading		(564,291)		—
Hedging derivative assets and liabilities		(11,696)		76,354
Loans at amortized cost		834,959		5,651,658
Other assets		(184,082)		(104,938)
Provisions		7,362		5,651
Net defined benefit liabilities (assets)		366		1,147
Other liabilities		(272,567)		(914,332)

		418,684		5,968,923

Payment of income tax		—		—
Interest received		3,040,589		1,720,903
Interest paid		(2,399,097)		(810,859)
Dividend received		76,975		60,134

Cash flows from operating activities		1,263,205		7,123,734

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

	Six months ended Jun 30, 2024 (Unaudited)		Six months ended Jun 30, 2023 (Unaudited)

	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial investments		1,547,230		2,741,699
Disposal of investments in associates		—		2,145
Disposal of property, plant and equipment		10		9
Disposal of intangible assets		115		116
Acquisition of financial investments		(2,130,111)		(1,476,640)
Acquisition of investments in associates		(12,801)		(3,680)
Acquisition of property, plant and equipment		(13,077)		(5,523)
Acquisition of intangible assets		(6,953)		(4,201)

Cash flows from (used in) investing activities		(615,587)		1,253,925

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in call-money		175,000		—
Proceeds from borrowings		2,251,956		1,004,414
Proceeds from debentures		17,702,995		20,504,573
Paid-in capital increase		100,000		—
Net decrease in call-money		—		(45,745)
Repayment of borrowings		(2,222,462)		(4,974,008)
Repayment of debentures		(21,229,879)		(17,870,555)
Payment of dividends		(252,963)		(135,419)
Expense related to paid-in capital increase		(10,093)		(9,606)

Cash flows used in financing activities		(3,485,446)		(1,526,346)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		(2,837,828)		6,851,313
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD		8,265,319		4,781,957
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		463,591		70,621

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD (Notes 7 and 35)	~~W~~	5,891,082	~~W~~	11,703,891

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2024 AND DECEMBER 31, 2023,

AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2024 AND 2023 (Unaudited)

1.	GENERAL:

(1)	Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2024, the Bank operates a head office in Seoul, Marine Finance Center in Busan, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries, and twenty-four overseas offices.

The Bank’s authorized capital is ~~W~~25,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~16,873,254 million as of June 30, 2024. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 76.38%, 6.90%, and 16.72%, respectively, of the ownership of the Bank as June 30, 2024.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate interim financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as June 30, 2024 and December 31, 2023, are as follows:

(June 30, 2024)

Subsidiaries	Location	Issued capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Jun. 30, 2024
KEXIM Vietnam Leasing Co.(*1)	Vietnam	USD	53mil.	Finance	—	100.00	Jun. 30, 2024
PT.KOEXIM Mandiri Finance (*2)	Indonesia	IDR	806,433mil.	Finance	3,065	97.52	Jun. 30, 2024
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Jun. 30, 2024
KEXIM Global(Singapore) Ltd.	Singapore	USD	300mil.	Finance	300,000,000	100.00	Jun. 30, 2024
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Jun. 30, 2024

(December 31, 2023)

Subsidiaries	Location	Issued capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2023
KEXIM Vietnam Leasing Co.(*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2023
PT.KOEXIM Mandiri Finance (*2)	Indonesia	IDR	806,433mil.	Finance	3,065	97.52	Dec. 31, 2023
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2023
KEXIM Global(Singapore) Ltd.	Singapore	USD	300mil.	Finance	300,000,000	100.00	Dec. 31, 2023
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2023

(*1) This entity does not issue share certificates.

(*2) This includes convertible loans recognized as capital for the Indonesian subsidiary located in Indonesia.

2)	Associates of the Bank as of June 30, 2024 and December 31, 2023, are as follows:

(June 30, 2024)

Associates	Location	Issued capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158mil.	Financial service	171,400,000	14.80	Jun. 30, 2024
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350mil.	Financial service	3,336,768,385	24.99	Jun. 30, 2024
Korea Aerospace Industries. Ltd.	Korea	KRW	611,453mil.	Manufacturing	25,745,964	26.41	Jun. 30, 2024
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	43,098mil.	Financial service	9,795,000,000	22.73	Jun. 30, 2024
WWG Green New Deal Fund	Korea	KRW	24,500mil.	Financial service	6,125,000,000	25.00	Jun. 30, 2024
Corporate Structure Innovation PEF IV	Korea	KRW	23,264mil.	Financial service	5,164,688,177	22.20	Jun. 30, 2024

(December 31, 2023)

Associates	Location	Issued capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158mil.	Financial service	171,400,000	14.80	Dec. 31, 2023
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350mil.	Financial service	3,336,768,385	24.99	Dec. 31, 2023
Korea Aerospace Industries. Ltd.	Korea	KRW	611,453mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2023
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	18,766mil.	Financial service	4,265,000,000	22.73	Dec. 31, 2023
WWG Green New Deal Fund	Korea	KRW	13,900mil.	Financial service	3,475,000,000	25.00	Dec. 31, 2023
Corporate Structure Innovation PEF IV	Korea	KRW	2,450mil.	Financial service	543,900,000	22.20	Dec. 31, 2023

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of Condensed Separate Financial Statement Preparation

These condensed separate interim financial statements were prepared in accordance with K-IFRS No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2023.

(2)	Functional Currency

Items included in the separate financial statements in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The separate financial statements are presented in Korean won, which is the Bank’s functional and presentation currency.

(3)	New and amended standards and interpretations adopted by the Bank

The Bank has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024.

1)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. The amendments do not have a significant impact on the separate financial statements.

(4)	New standards and interpretations not yet adopted by the Bank

The following new accounting standards and interpretations have been published that are not mandatory for June 30, 2024 reporting periods and have not been early adopted by the Bank.

1)	Amendments to K-IFRS No. 1021 ‘The Effects of Changes in Foreign Exchange Rates’ and K-IFRS No.1101 ‘First-time Adoption of International Financial Reporting Standards’ – Lack of Exchangeability

The amendment defines situations where a currency is exchangeable into another currency for accounting purposes and specifies the assessment of the exchangeability between two currencies, estimation for spot exchange rates in the absence of exchangeability and disclosure requirements. If exchange into another currency is not possible, the spot exchange rate must be estimated at the measurement date, and observable exchange rates without adjustments or other estimation techniques should be used. These amendments are effective for annual reporting periods beginning on or after January 1, 2025. Earlier application is permitted. The Bank is in review for the impact of these amendments on the separate financial statements.

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimates and assumptions based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2023.

4.	RISK MANAGEMENT:

4-1. Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group, which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Group for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2.	Credit risk

(1)	Overview of credit risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit risk management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowance for doubtful account associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Cash and due from financial institutions	~~W~~	10,726,202	~~W~~	12,591,124
Financial assets at fair value through profit or loss		3,620,018		3,715,536
Hedging derivative assets (*1)		174,753		638,351
Loans at amortized cost (*2)		90,762,380		87,779,980
Financial investments		5,674,060		4,788,893
Other financial assets		1,678,188		1,852,213
Acceptances and guarantee contracts		63,832,910		54,579,410
Commitments (*3)		42,680,935		44,137,856

Total	~~W~~	219,149,446	~~W~~	210,083,363

(*1)	Derivatives’ credit risk provision is excluded.

(*2)	Loans at amortized cost exclude loan valuation adjustment related to fair value hedging.

(*3)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

In order to secure asset quality and enhance equity capital adequacy, the Bank reserves and manages allowance for doubtful account on loans that have credit risk. Impairment on loans can be either deducted directly from the carrying amount thereof or can be deducted using the account of allowance for doubtful account. The Bank measures the credit risk inherent in financial assets classified as loans and presents it in financial statements as allowance for doubtful account in the form of deduction from the carrying amount of the assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans as of June 30, 2024 and December 31, 2023, are categorized as follows (Korean won in millions):

(June 30, 2024)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	29,323,726	~~W~~	3,880	~~W~~	2,040	~~W~~	29,329,646
Outstanding		34,590,662		—		9,500		34,600,162
Good		25,243,099		790,934		5,914		26,039,947
Below normal		16,670		40,947		357,635		415,252

Subtotal		89,174,157		835,761		375,089		90,385,007

Individual assessment:
Best		—		—		4,677		4,677
Outstanding		—		—		—		—
Good		—		2,154,362		98,400		2,252,762
Below normal		—		1,060,751		168,790		1,229,541

Subtotal		—		3,215,113		271,867		3,486,980

Total	~~W~~	89,174,157	~~W~~	4,050,874	~~W~~	646,956	~~W~~	93,871,987

Net deferred origination fees and costs								(461,208)
Allowance for doubtful account								(2,648,399)

Total							~~W~~	90,762,380

(December 31, 2023)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	27,846,916	~~W~~	4,679	~~W~~	1,870	~~W~~	27,853,465
Outstanding		35,466,990		—		10,038		35,477,028
Good		23,292,100		928,795		4,046		24,224,941
Below normal		—		41,847		333,669		375,516

Subtotal		86,606,006		975,321		349,623		87,930,950

Individual assessment:
Best		—		—		4,341		4,341
Outstanding		—		—		—		—
Good		—		1,124,100		65,600		1,189,700
Below normal		—		1,009,968		178,036		1,188,004

Subtotal		—		2,134,068		247,977		2,382,045

Total	~~W~~	86,606,006	~~W~~	3,109,389	~~W~~	597,600	~~W~~	90,312,995

Net deferred loan origination fees and costs								(481,624)
Allowance for doubtful account								(2,051,391)

Total							~~W~~	87,779,980

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(74) million and ~~W~~(2,719) million as of June 30, 2024 and December 31, 2023, respectively.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	5,674,060	~~W~~	—	~~W~~	—	~~W~~	5,674,060
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	5,674,060	~~W~~	—	~~W~~	—	~~W~~	5,674,060

(December 31, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	4,788,893	~~W~~	—	~~W~~	—	~~W~~	4,788,893
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,788,893	~~W~~	—	~~W~~	—	~~W~~	4,788,893

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(74) million and ~~W~~(2,719) million as of June 30, 2024 and December 31, 2023, respectively.

1)	Loans by country where the credit risk belongs to as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowance for doubtful account
Asia:
Korea	~~W~~	30,711,834	~~W~~	24,524,132	~~W~~	1,227,826	~~W~~	56,463,792	60.16	~~W~~	(42,793)	~~W~~	(1,487,584)
China		—		214,688		593,455		808,143	0.86		(811)		(3,218)
Saudi Arabia		—		2,002,908		74		2,002,982	2.13		(16,541)		(14,621)
India		—		3,828,803		21,659		3,850,462	4.10		(26,235)		(4,406)
Indonesia		—		2,728,427		2,917		2,731,344	2.91		(88,884)		(12,021)
Vietnam		—		2,471,081		87,831		2,558,912	2.73		(19,795)		(134,777)
Australia		—		656,660		487		657,147	0.70		(15,176)		(1,341)
Philippines		—		—		251		251	—		—		—
Qatar		—		740,836		337		741,173	0.79		(14,181)		(3,532)
Singapore		—		901,312		116,721		1,018,033	1.08		(2,721)		(2,939)
Oman		—		912,305		—		912,305	0.97		(12,274)		(11,027)
Hong Kong		—		341,784		144,244		486,028	0.52		—		(127)
The United Arab Emirates		—		3,743,871		436		3,744,307	3.99		(29,843)		(2,516)
Uzbekistan		—		840,066		—		840,066	0.89		(6,452)		(11,776)
Others		—		2,518,099		1,537,808		4,055,907	4.32		(64,981)		(311,638)

Subtotal		30,711,834		46,424,972		3,734,046		80,870,852	86.15		(340,687)		(2,001,523)

Europe:
Russia		—		320,515		—		320,515	0.34		(202)		(281,658)
United Kingdom		—		1,810,823		—		1,810,823	1.93		(9,037)		(8,779)
France		—		167,534		419,250		586,784	0.63		(2,238)		(59)
Netherlands		—		222,272		9,859		232,131	0.25		(209)		(758)
Greece		—		1,350,945		—		1,350,945	1.44		(6,518)		(210)
Türkiye		—		1,172,448		74,979		1,247,427	1.33		(8,673)		(212,044)
Germany		—		46,521		69,460		115,981	0.12		(85)		—
Others		—		2,270,735		54,265		2,325,000	2.48		(23,265)		(11,261)

Subtotal		—		7,361,793		627,813		7,989,606	8.52		(50,227)		(514,769)

America:
Panama		—		69,803		480,814		550,617	0.59		(223)		(1,061)
United States		—		51,667		25,716		77,383	0.08		(273)		(528)
Mexico		—		181,838		—		181,838	0.19		(2,440)		(454)
Bermuda		—		122,633		—		122,633	0.13		(464)		(2,362)
Brazil		—		1,275,737		—		1,275,737	1.36		—		(4,320)
Others		—		1,147,179		—		1,147,179	1.22		(9,785)		(6,207)

Subtotal		—		2,848,857		506,530		3,355,387	3.57		(13,185)		(14,932)

Africa:
Nigeria		—		473,335		—		473,335	0.50		(2,881)		(16,860)
Others		—		1,182,807		—		1,182,807	1.26		(54,228)		(100,315)

Subtotal		—		1,656,142		—		1,656,142	1.76		(57,109)		(117,175)

Total	~~W~~	30,711,834	~~W~~	58,291,764	~~W~~	4,868,389	~~W~~	93,871,987	100.00	~~W~~	(461,208)	~~W~~	(2,648,399)

(December 31, 2023)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowance for doubtful account
Asia:
Korea	~~W~~	27,871,602	~~W~~	24,901,341	~~W~~	2,380,121	~~W~~	55,153,064	61.07	~~W~~	(46,311)	~~W~~	(941,677)
China		—		346,385		697,606		1,043,991	1.16		(914)		(3,353)
Saudi Arabia		—		1,857,355		24,116		1,881,471	2.08		(17,988)		(13,316)
India		—		3,082,098		34,700		3,116,798	3.45		(28,032)		(3,773)
Indonesia		—		2,661,021		3,376		2,664,397	2.95		(95,464)		(9,932)
Vietnam		—		2,342,618		201,773		2,544,391	2.82		(20,840)		(147,608)
Australia		—		596,348		229		596,577	0.66		(15,470)		(1,213)
Philippines		—		—		522		522	—		—		—
Qatar		—		540,505		—		540,505	0.60		(14,341)		(2,796)
Singapore		—		896,531		81,025		977,556	1.08		(2,868)		(2,688)
Oman		—		881,832		—		881,832	0.98		(10,724)		(10,859)
Hong Kong		—		238,539		777,455		1,015,994	1.12		—		(90)
The United Arab Emirates		—		3,151,234		7,245		3,158,479	3.50		(29,515)		(1,561)
Uzbekistan		—		913,823		—		913,823	1.01		(6,980)		(22,757)
Others		—		2,550,512		2,787,471		5,337,983	5.91		(69,163)		(281,507)

Subtotal		27,871,602		44,960,142		6,995,639		79,827,383	88.39		(358,610)		(1,443,130)

Europe:
Russia		—		297,490		—		297,490	0.33		(252)		(261,360)
United Kingdom		—		1,554,713		—		1,554,713	1.72		(9,333)		(9,103)
France		—		70,332		395,569		465,901	0.52		(1,283)		(4)
Netherlands		—		206,304		13,044		219,348	0.24		(304)		(726)
Malta		—		16,602		—		16,602	0.02		(447)		(103)
Greece		—		1,404,934		—		1,404,934	1.56		(6,303)		(234)
Türkiye		—		1,152,396		29,112		1,181,508	1.31		(9,326)		(172,170)
Germany		—		47,772		258,196		305,968	0.34		(103)		—
Others		—		664,068		52,300		716,368	0.79		(23,885)		(11,759)

Subtotal		—		5,414,611		748,221		6,162,832	6.83		(51,236)		(455,459)

America:
Panama		—		68,935		320,566		389,501	0.43		(229)		(744)
United States		—		52,961		23,928		76,889	0.09		(318)		(595)
Mexico		—		196,255		—		196,255	0.22		(2,655)		(471)
Bermuda		—		152,413		—		152,413	0.17		(772)		(2,708)
Brazil		—		1,142,503		3,146		1,145,649	1.26		—		(3,826)
Others		—		1,299,137		—		1,299,137	1.43		(21,324)		(11,788)

Subtotal		—		2,912,204		347,640		3,259,844	3.60		(25,298)		(20,132)

Africa:
Nigeria		—		40,654		—		40,654	0.05		(2,737)		(1,325)
Others		—		1,022,282		—		1,022,282	1.13		(43,743)		(131,345)

Subtotal		—		1,062,936		—		1,062,936	1.18		(46,480)		(132,670)

Total	~~W~~	27,871,602	~~W~~	54,349,893	~~W~~	8,091,500	~~W~~	90,312,995	100.00	~~W~~	(481,624)	~~W~~	(2,051,391)

2)	Loans by industry as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Loans									Deferred loan origination fees		Allowance for doubtful account
	Loans in localcurrency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	15,490,473	~~W~~	27,170,017	~~W~~	536,970	~~W~~	43,197,460	46.01	~~W~~	(231,169)	~~W~~	(1,814,064)
Transportation		1,465,290		5,943,906		549,030		7,958,226	8.48		(45,882)		(244,094)
Financial institutions		10,407,202		10,196,529		3,577,158		24,180,889	25.76		(27,738)		(291,585)
Wholesale and retail		1,049,703		1,362,767		120,428		2,532,898	2.70		(1,215)		(13,828)
Real estate		—		664,179		—		664,179	0.71		(1,818)		(85,055)
Construction		560,956		2,374,640		2,371		2,937,967	3.13		(25,327)		(22,835)
Public sector and others		1,738,210		10,579,726		82,432		12,400,368	13.21		(128,059)		(176,938)

Total	~~W~~	30,711,834	~~W~~	58,291,764	~~W~~	4,868,389	~~W~~	93,871,987	100.00	~~W~~	(461,208)	~~W~~	(2,648,399)

(December 31, 2023)

	Loans									Deferred loan origination fees		Allowance for doubtful account
	Loans in localcurrency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	14,351,677	~~W~~	26,750,238	~~W~~	509,226	~~W~~	41,611,141	46.07	~~W~~	(242,246)	~~W~~	(1,283,291)
Transportation		1,433,190		5,658,223		418,897		7,510,310	8.32		(49,148)		(244,919)
Financial institutions		9,435,219		7,891,197		7,021,834		24,348,250	26.96		(28,189)		(271,822)
Wholesale and retail		1,084,170		1,548,102		106,469		2,738,741	3.03		(1,469)		(13,426)
Real estate		2,200		631,802		—		634,002	0.70		(1,945)		(73,463)
Construction		515,860		2,215,012		2,371		2,733,243	3.03		(26,095)		(18,501)
Public sector and others		1,049,286		9,655,319		32,703		10,737,308	11.89		(132,532)		(145,969)

Total	~~W~~	27,871,602	~~W~~	54,349,893	~~W~~	8,091,500	~~W~~	90,312,995	100.00	~~W~~	(481,624)	~~W~~	(2,051,391)

3)

Concentration of credit risk of financial assets at fair value through profit or loss and financial investments (debt securities) by industry as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024			Dec. 31, 2023
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at fair value through profit or loss
Government and government sponsored institutions	~~W~~	307,174	8.49	~~W~~	225,955	6.08
Banking and insurance		2,904,015	80.22		3,132,157	84.30
Others		408,829	11.29		357,424	9.62

Subtotal		3,620,018	100.00		3,715,536	100.00

Financial assets at fair value through other comprehensive income
Government and government sponsored institutions		1,899,206	43.57		1,517,635	50.76
Banking and insurance		2,012,561	46.18		1,023,574	34.23
Others		446,774	10.25		448,784	15.01

Subtotal		4,358,541	100.00		2,989,993	100.00

Securities at amortized cost
Government and government sponsored institutions		1,002,452	76.20		1,193,865	66.37
Banking and insurance		150,545	11.45		454,204	25.25
Others		162,522	12.35		150,831	8.38

Subtotal		1,315,519	100.00		1,798,900	100.00

Hedging derivative assets
Banking and insurance		174,753	100.00		638,351	100.00

Total	~~W~~	9,468,831		~~W~~	9,142,780

4)

Concentration of credit risk of financial assets at fair value through profit or loss and financial investments (debt securities) by country as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024			Dec. 31, 2023
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at fair value through profit or loss
Korea	~~W~~	3,381,235	93.40	~~W~~	3,135,028	84.38
Others		238,783	6.60		580,508	15.62

Subtotal		3,620,018	100.00		3,715,536	100.00

Financial assets at fair value through other comprehensive income
Korea		2,014,658	46.22		1,371,957	45.88
United States		1,660,663	38.10		1,234,828	41.30
Others		683,220	15.68		383,208	12.82

Subtotal		4,358,541	100.00		2,989,993	100.00

Securities at amortized cost
Korea		332,426	46.22		865,270	48.10
United States		776,435	38.10		752,178	41.81
Others		206,658	15.68		181,452	10.09

Subtotal		1,315,519	100.00		1,798,900	100.00

Hedging derivative assets
Korea		92,348	52.85		275,638	43.18
France		13,326	7.63		177,698	27.84
United States		58,138	33.27		132,093	20.69
Others		10,941	6.25		52,922	8.29

Subtotal		174,753	100.00		638,351	100.00

Total	~~W~~	9,468,831		~~W~~	9,142,780

5)	Credit enhancement and its financial effect as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	90,762,380	~~W~~	63,832,910	~~W~~	42,680,934	~~W~~	197,276,224	100.00

Credit enhancement:
Deposits and savings		138,144		48,324		35		186,503	0.09
Export guarantee insurance		296,548		1,095,730		—		1,392,278	0.71
Guarantee		3,058,649		5,376,119		2,193,244		10,628,012	5.39
Securities		210,593		38,028		—		248,621	0.13
Real estate		2,825,840		189,291		87,021		3,102,152	1.57
Ships		407,896		171,092		113,845		692,833	0.35
Aircraft		648,850		277,818		—		926,668	0.47
Others		20,105		—		—		20,105	0.01

Subtotal		7,606,625		7,196,402		2,394,145		17,197,172	8.72

Exposure to credit risk after deducting credit enhancement	~~W~~	83,155,755	~~W~~	56,636,508	~~W~~	40,286,789	~~W~~	180,079,052	91.28

(December 31, 2023)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	87,779,980	~~W~~	54,579,410	~~W~~	44,137,856	~~W~~	186,497,246	100.00

Credit enhancement:
Deposits and savings		148,574		50,317		11,517		210,408	0.11
Export guarantee insurance		298,148		1,053,986		—		1,352,134	0.73
Guarantee		1,526,158		1,475,565		3,479,564		6,481,287	3.48
Securities		14,114		38,658		—		52,772	0.03
Real estate		2,463,160		271,351		152,462		2,886,973	1.55
Ships		394,972		70,287		—		465,259	0.24
Aircraft		682,569		324,664		—		1,007,233	0.54
Others		25,775		—		—		25,775	0.01

Subtotal		5,553,470		3,284,828		3,643,543		12,481,841	6.69

Exposure to credit risk after deducting credit enhancement	~~W~~	82,226,510	~~W~~	51,294,582	~~W~~	40,494,313	~~W~~	174,015,405	93.31

(*1)	Loans exclude loan valuation adjusted related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities, and off-balance sheet items, such as loan commitments, and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations, and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself, and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies, and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance sheet items as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	2,651,582	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,651,582
Hedging derivative liabilities		—		2,551		68,739		161,935		200,307		529,883		1,073,915		2,037,330
Borrowings		—		362,062		798,767		834,403		606,925		3,822,916		380,205		6,805,278
Debentures		—		4,411,838		7,738,777		10,517,207		17,723,836		48,332,795		18,230,977		106,955,430
Other financial liabilities		—		1,608,826		19		159		4,123		272,182		1.773,927		2,659,236

Total	~~W~~	2,651,582	~~W~~	6,385,277	~~W~~	8,606,302	~~W~~	11,513,704	~~W~~	18,535,191	~~W~~	52,957,776	~~W~~	20,459,024	~~W~~	121,108,856

Off-balance sheet items (*1):
Commitments	~~W~~	42,680,934	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	42,680,934
Financial guarantee contracts		16,257,621		—		—		—		—		—		—		16,257,621

Total	~~W~~	58,938,555	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	58,938,555

(December 31, 2023)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	2,122,804	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,122,804
Hedging derivative liabilities		—		20,714		54,928		17,989		97,956		476,186		846,435		1,514,208
Borrowings		—		242,972		523,874		1,375,352		834,734		2,405,711		374,816		5,757,459
Debentures		—		1,929,332		6,931,707		10,978,525		18,213,418		50,349,703		16,481,654		104,884,339
Other financial liabilities		—		1,888,986		64		2,239		1,718		164,052		2.834,443		2,891,502

Total	~~W~~	2,122,804	~~W~~	4,082,004	~~W~~	7,510,573	~~W~~	12,374,105	~~W~~	19,147,826	~~W~~	53,395,652	~~W~~	18,537,348	~~W~~	117,170,312

Off-balance sheet items (*1):
Commitments	~~W~~	44,137,856	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	44,137,856
Financial guarantee contracts		14,372,468		—		—		—		—		—		—		14,372,468

Total	~~W~~	58,510,324	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	58,510,324

(*1)	Although financial guarantees and loan commitments provided by the Bank have maturities, the Bank should fulfill the obligation immediately when the counter party requests payments.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, share price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis, and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly VaR by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or ten days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influence on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024								Dec. 31, 2023
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	~~W~~	114,629	~~W~~	94,371	~~W~~	156,315	~~W~~	156,315	~~W~~	86,924	~~W~~	2,153	~~W~~	141,081	~~W~~	76,774

(3)	Interest rate risk in bank account

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate risk as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024								Dec. 31, 2023
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	~~W~~	219,730	~~W~~	195,428	~~W~~	261,027	~~W~~	261,027	~~W~~	200,874	~~W~~	127,582	~~W~~	266,083	~~W~~	224,214

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013.

According to the standard, the Bank should maintain BIS capital ratio for risk-weighted asset at or above the minimum regulatory capital ratio and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

(1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes ordinary shares satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the ordinary shares of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications.

(2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit, market and operational) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024				Dec. 31, 2023
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	10,726,202	~~W~~	10,726,202	~~W~~	12,591,124	~~W~~	12,591,124
Financial assets at fair value through profit or loss		3,620,018		3,620,018		3,715,536		3,715,536
Hedging derivative assets		149,789		149,789		611,960		611,960
Loans at amortized cost		90,762,306		90,599,356		87,777,261		87,738,349
Financial assets at fair value through other comprehensive income		17,314,486		17,314,486		13,614,565		13,614,565
Securities at amortized cost		1,315,519		1,182,788		1,798,900		1,714,544
Other financial assets		1,678,188		1,678,188		1,852,213		1,852,213

Total	~~W~~	125,566,508	~~W~~	125,270,827	~~W~~	121,961,559	~~W~~	121,838,291

Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	2,651,582	~~W~~	2,651,582	~~W~~	2,122,804	~~W~~	2,122,804
Hedging derivative liabilities		2,037,330		2,037,330		1,514,208		1,514,208
Borrowings		6,140,902		5,847,443		5,532,198		5,401,602
Debentures		93,277,557		92,585,622		93,256,543		89,014,363
Other financial liabilities		2,659,236		2,659,236		2,891,502		2,891,502

Total	~~W~~	106,766,607	~~W~~	105,781,213	~~W~~	105,317,255	~~W~~	100,944,479

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Financial instruments	Method of measuring fair value

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives, including option, interest rate swap, and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three levels of fair value hierarchy as below.

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques, where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives, such as swap, futures and options.

Level 3:

Financial instruments measured using valuation techniques, where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted securities, structured bonds and OTC derivatives.

2)	Fair value hierarchy of financial assets and financial liabilities, which is not measured at fair value as of June 30, 2024 and December 31, 2023, is as follows (Korean won in millions):

(June 30, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	5,891,082	~~W~~	—	~~W~~	4,835,120	~~W~~	10,726,202
Loans at amortized cost		—		—		90,599,356		90,599,356
Securities at amortized cost		—		1,182,788		—		1,182,788
Other financial assets		—		—		1,678,188		1,678,188

Total	~~W~~	5,891,082	~~W~~	1,182,788	~~W~~	97,112,664	~~W~~	104,186,534

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	5,847,443	~~W~~	—	~~W~~	5,847,443
Debentures		—		92,585,622		—		92,585,622
Other financial liabilities		—		—		2,659,236		2,659,236

Total	~~W~~	—	~~W~~	98,433,065	~~W~~	2,659,236	~~W~~	101,092,301

(December 31, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	7,365,319	~~W~~	—	~~W~~	5,225,805	~~W~~	12,591,124
Loans at amortized cost		—		—		87,738,349		87,738,349
Securities at amortized cost		—		1,714,544		—		1,714,544
Other financial assets		—		—		1,852,213		1,852,213

Total	~~W~~	7,365,319	~~W~~	1,714,544	~~W~~	94,816,367	~~W~~	103,896,230

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	5,401,602	~~W~~	—	~~W~~	5,401,602
Debentures		—		89,014,363		—		89,014,363
Other financial liabilities		—		—		2,891,502		2,891,502

Total	~~W~~	—	~~W~~	94,415,965	~~W~~	2,891,502	~~W~~	97,307,467

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2024 and December 31, 2023, is as follows (Korean won in millions):

(June 30, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at fair value through profit or loss	~~W~~	—	~~W~~	2,198,900	~~W~~	1,421,118	~~W~~	3,620,018
Hedging derivative assets		—		147,940		1,849		149,789
Financial assets at fair value through other comprehensive income		2,541,158		2,385,900		12,387,428		17,314,486

Total	~~W~~	2,541,158	~~W~~	4,732,740	~~W~~	13,810,395	~~W~~	21,084,293

Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	—	~~W~~	1,948,235	~~W~~	703,347	~~W~~	2,651,582
Hedging derivative liabilities		—		1,312,894		724,436		2,037,330

Total	~~W~~	—	~~W~~	3,261,129	~~W~~	1,427,783	~~W~~	4,688,912

(December 31, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at fair value through profit or loss	~~W~~	—	~~W~~	2,455,663	~~W~~	1,259,873	~~W~~	3,715,536
Hedging derivative assets		—		602,861		9,099		611,960
Financial assets at fair value through other comprehensive income		538,395		2,989,993		10,086,177		13,614,565

Total	~~W~~	538,395	~~W~~	6,048,517	~~W~~	11,355,149	~~W~~	17,942,061

Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	—	~~W~~	1,535,489	~~W~~	587,315	~~W~~	2,122,804
Hedging derivative liabilities		—		944,482		569,726		1,514,208

Total	~~W~~	—	~~W~~	2,479,971	~~W~~	1,157,041	~~W~~	3,637,012

4)

The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,182,788	DCF Model	Discount rate
Financial liabilities
Borrowings		5,847,443	DCF Model	Discount rate
Debentures		92,585,622	DCF Model	Discount rate

(December 31, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,714,544	DCF Model	Discount rate
Financial liabilities
Borrowings		5,401,602	DCF Model	Discount rate
Debentures		89,014,363	DCF Model	Discount rate

5)

The valuation techniques and input variables of Level 3 financial assets and liabilities subsequently not measured at fair value as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial institutions	~~W~~	4,835,120	DCF Model	Discount rate
Loans at amortized cost		90,599,356	DCF Model	Discount rate
Other financial assets		1,678,188	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,659,236	DCF Model	Discount rate

(December 31, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial institutions	~~W~~	5,225,805	DCF Model	Discount rate
Loans at amortized cost		87,738,349	DCF Model	Discount rate
Other financial assets		1,852,213	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,891,502	DCF Model	Discount rate

6)	The valuation techniques and input variables of Level 2 financial instruments subsequently measured at fair value as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at fair value through profit or loss:
Debt securities	~~W~~	956,424	DCF Model	Discount rate
Derivative assets for trading		1,242,476	DCF Model	Discount rate
Hedging derivative assets		147,940	DCF Model	Discount rate
Financial assets at fair value through other comprehensive income:
Debt securities		2,385,900	DCF Model	Discount rate
Financial liabilities
Financial liabilities at fair value through profit or loss:
Derivative liabilities for trading		1,948,235	DCF Model	Discount rate
Hedging derivative liabilities		1,312,894	DCF Model	Discount rate

(December 31, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at fair value through profit or loss:
Debt securities	~~W~~	1,393,663	DCF Model	Discount rate
Derivative assets for trading		1,062,000	DCF Model	Discount rate
Hedging derivative assets		602,861	DCF Model	Discount rate
Financial assets at fair value through other comprehensive income:
Debt securities		2,989,993	DCF Model	Discount rate
Financial liabilities
Financial liabilities at fair value through profit or loss:
Derivative liabilities for trading		1,535,489	DCF Model	Discount rate
Hedging derivative liabilities		944,482	DCF Model	Discount rate

7)

The valuation techniques and input variables (significant but unobservable) of Level 3 financial instruments, measured at fair value after initial recognition, as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at fair value through profit or loss:
Beneficiary certificates	~~W~~	376,270	NAV Methods	—	—	—
Paid-in capital		339,083
Derivatives		705,765	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	1,849	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Financial assets at fair value through other comprehensive income:
Unlisted securities	~~W~~	12,359,584	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	10.23% ~ 23.39% 0% 21.17% ~ 40.98%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased (decreased), fair value is increased (decreased).
Paid-in capital		27,844	NAV Methods	—	—	—
Financial liabilities at fair value through profit or loss:
Derivatives	~~W~~	703,347	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	724,436	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).

(December 31, 2023)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at fair value through profit or loss:
Beneficiary certificates	~~W~~	359,283	NAV Methods	—	—	—
Paid-in capital		308,160
Loans		3,703	T-F Model	Volatility Risk free rate Risk rate	25.84% 3.50% 9.64%	If volatility is increased (decreased)/ if discount rate is decreased (increased), fair value is increased (decreased).
Derivatives		588,727	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	9,099	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Financial assets at fair value through other comprehensive income:
Unlisted securities	~~W~~	10,058,081	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	10.21% ~ 17.24% 0% 19.99% ~ 48.44%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased (decreased), fair value is increased (decreased).
Paid-in capital		28,096	NAV Methods	—	—	—
Financial liabilities at fair value through profit or loss:
Derivatives	~~W~~	587,315	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	569,726	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).

8)	Changes in Level 3 financial instruments measured at fair value for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Ending balance
Financial assets
Securities at fair value through profit or loss	~~W~~	667,444	~~W~~	12,636	~~W~~	—	~~W~~	106,176	~~W~~	(70,903)	~~W~~	715,353
Loans at fair value through profit or loss		3,703		—		—		—		(3,703)		—
Derivative assets for trading		588,726		116,928		—		498		(387)		705,765
Hedging derivative assets		9,099		(7,250)		—		—		—		1,849
Financial assets at fair value through other comprehensive income		10,086,177		—		300,309		2,000,962		(20)		12,387,428

Total	~~W~~	11,355,149	~~W~~	122,314	~~W~~	300,309	~~W~~	2,107,636	~~W~~	(75,013)	~~W~~	13,810,395

Financial liabilities
Derivative liabilities for trading	~~W~~	587,315	~~W~~	116,039	~~W~~	—	~~W~~	—	~~W~~	(7)	~~W~~	703,347
Hedging derivative liabilities		569,726		154,710		—		—		—		724,436

Total	~~W~~	1,157,041	~~W~~	270,749	~~W~~	—	~~W~~	—	~~W~~	(7)	~~W~~	1,427,783

(2023)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 1 / Transfers out of Level 3		Ending balance
Financial assets
Securities at fair value through profit or loss	~~W~~	616,601	~~W~~	16,313	~~W~~	—	~~W~~	156,215	~~W~~	(121,685)	~~W~~	—	~~W~~	667,444
Loans at fair value through profit or loss		3,565		138		—		—		—		—		3,703
Derivative assets for trading		673,143		(84,988)		—		1,414		(843)		—		588,726
Hedging derivative assets		522		341		—		8,236		—		—		9,099
Financial assets at fair value through other comprehensive income		8,482,756		—		(230,250)		2,000,107		(26,002)		(140,434)		10,086,177

Total	~~W~~	9,776,587	~~W~~	(68,196)	~~W~~	(230,250)	~~W~~	2,165,972	~~W~~	(148,530)	~~W~~	(140,434)	~~W~~	11,355,149

Financial liabilities
Derivative liabilities for trading	~~W~~	673,143	~~W~~	(85,816)	~~W~~	—	~~W~~	—	~~W~~	(12)	~~W~~	—	~~W~~	587,315
Hedging derivative liabilities		628,623		(53,518)		—		(5,379)		—		—		569,726

Total	~~W~~	1,301,766	~~W~~	(139,334)	~~W~~	—	~~W~~	(5,379)	~~W~~	(12)	~~W~~	—	~~W~~	1,157,041

9)

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statements of comprehensive income for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

	Gain (loss) from financial investments
	Six-month period ended June 30, 2024		2023
Total gains (losses) on financial assets held at the end of the period	~~W~~	122,313	~~W~~	(68,196)
Total gains (losses) on financial liabilities held at the end of the period		270,744		(139,333)

Total gains (losses) included in profit or loss for the period		(148,431)		71,137

10)	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Shares are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and in which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments which are classified as Level 3 are excluded in the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable

Financial assets:
Financial assets at fair value through other comprehensive income (*2,3)	~~W~~	—	~~W~~	—	~~W~~	57,874	~~W~~	(60,808)

Total	~~W~~	—	~~W~~	—	~~W~~	57,874	~~W~~	(60,808)

(December 31, 2023)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at fair value through profit or loss (*2)	~~W~~	19	~~W~~	(19)	~~W~~	—	~~W~~	—
Financial assets at fair value through other comprehensive income (*2,3)		—		—		73,851		(55,275)

Total	~~W~~	19	~~W~~	(19)	~~W~~	73,851	~~W~~	(55,275)

(*1)

Among the level 3 financial instruments, ~~W~~6,563,815 million and ~~W~~4,563,485 million as of June 30, 2024 and December 31, 2023, respectively were excluded at the above sensitivity analysis effected by input variables, since it is practically impossible to perform.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of shares are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2. Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Financial assets at fair value through profit or loss		Financial assets at amortized cost		Financial assets fair value through other comprehensive income		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	10,726,202	~~W~~	—	~~W~~	—	~~W~~	10,726,202
Financial assets at fair value through profit or loss		3,620,018		—		—		—		3,620,018
Hedging derivative assets		—		—		—		149,789		149,789
Loans at amortized cost		—		90,762,306		—		—		90,762,306
Financial investments		—		1,315,519		17,314,486		—		18,630,005
Other financial assets		—		1,678,188		—		—		1,678,188

Total	~~W~~	3,620,018	~~W~~	104,482,215	~~W~~	17,314,486	~~W~~	149,789	~~W~~	125,566,508

	Financial liabilities at fair value through profit or loss		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	2,651,582	~~W~~	—	~~W~~	—	~~W~~	2,651,582
Hedging derivative liabilities		—		—		2,037,330		2,037,330
Borrowings		—		6,140,902		—		6,140,902
Debentures		—		93,277,557		—		93,277,557
Other financial liabilities		—		2,659,236		—		2,659,236

Total	~~W~~	2,651,582	~~W~~	102,077,695	~~W~~	2,037,330	~~W~~	106,766,607

(December 31, 2023)

	Financial assets at fair value through profit or loss		Financial assets at amortized cost		Financial assets fair value through other comprehensive income		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	12,591,124	~~W~~	—	~~W~~	—	~~W~~	12,591,124
Financial assets at fair value through profit or loss		3,715,536		—		—		—		3,715,536
Hedging derivative assets		—		—		—		611,960		611,960
Loans at amortized cost		—		87,777,261		—		—		87,777,261
Financial investments		—		1,798,900		13,614,565		—		15,413,465
Other financial assets		—		1,852,213		—		—		1,852,213

Total	~~W~~	3,715,536	~~W~~	104,019,498	~~W~~	13,614,565	~~W~~	611,960	~~W~~	121,961,559

	Financial liabilities at fair value through profit or loss		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	2,122,804	~~W~~	—	~~W~~	—	~~W~~	2,122,804
Hedging derivative liabilities		—		—		1,514,208		1,514,208
Borrowings		—		5,532,198		—		5,532,198
Debentures		—		93,256,543		—		93,256,543
Other financial liabilities		—		2,891,502		—		2,891,502

Total	~~W~~	2,122,804	~~W~~	101,680,243	~~W~~	1,514,208	~~W~~	105,317,255

5-3. Offset of financial instruments

The Bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amount of financial instruments.

The effects of netting agreements as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	2,098,030	~~W~~	—	~~W~~	2,098,030	~~W~~	(911,990)	~~W~~	(565,756)	~~W~~	620,284
Financial liabilities:
Derivatives	~~W~~	4,688,913	~~W~~	—	~~W~~	4,688,913	~~W~~	(911,990)	~~W~~	(931,008)	~~W~~	2,845,915

(December 31, 2023)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,261,272	~~W~~	—	~~W~~	2,261,272	~~W~~	(1,108,583)	~~W~~	—	~~W~~	1,152,689
Financial investments		547,471		—		547,471		(471,791)		—		75,680

Total	~~W~~	2,808,743	~~W~~	—	~~W~~	2,808,743	~~W~~	(1,580,374)	~~W~~	—	~~W~~	1,228,369

Financial liabilities:
Derivatives	~~W~~	3,637,011	~~W~~	—	~~W~~	3,637,011	~~W~~	(1,108,583)	~~W~~	(654,640)	~~W~~	1,873,788
Securities sold under repurchase agreement		471,791		—		471,791		(471,791)		—		—

Total	~~W~~	4,108,802	~~W~~	—	~~W~~	4,108,802	~~W~~	(1,580,374)	~~W~~	(654,640)	~~W~~	1,873,788

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the separate statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset. Details of carrying amounts of assets transferred and relevant liabilities as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024				Dec. 31, 2023
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	—	~~W~~	—	~~W~~	547,471	~~W~~	471,791

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as The Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

Detail	Jun. 30, 2024		Dec. 31, 2023
Due from financial institutions in local currency	~~W~~	2,017,193	~~W~~	3,031,852
Due from financial institutions in foreign currencies		8,709,009		9,559,272

Subtotal		10,726,202		12,591,124

Restricted due from financial institutions		(2,835,120)		(2,225,805)
Due from financial institutions with original maturities of more than three months at acquisition date		(2,000,000)		(2,100,000)

Subtotal		(4,835,120)		(4,325,805)

Total (*1)	~~W~~	5,891,082	~~W~~	8,265,319

(*1)	It is equal to the due from financial institutions as presented in the separate statements of cash flows.

(2)	Details of due from financial institutions as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024			Dec. 31, 2023
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	3,305	0.00~1.00	~~W~~	978	0.00~1.00
Time deposits		2,000,000	3.70~4.47		3,000,000	4.00~4.47
Others		6,000	1.65		6,000	1.65
Margin for derivatives		7,888	0.00		24,874	0.00

Subtotal		2,017,193			3,031,852

Due from financial institutions in foreign currencies:
Demand deposits		110,833	0.00		29,430	0.00
On demand		5,572,020	0.00~5.38		7,173,939	0.00~5.14
Offshore demand deposits		198,924	0.00~5.38		154,972	0.00~5.14
Others		2,109,817	5.08		1,270,138	5.33~5.38
Margin for derivatives		717,415	0.00		878,160	0.00
Margin for repurchase agreement		—	—		52,633	0.00

Subtotal		8,709,009			9,559,272

Total	~~W~~	10,726,202		~~W~~	12,591,124

(3)	Restricted due from financial institutions as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2024		Dec. 31, 2023		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	~~W~~	2,835,120	~~W~~	2,225,805	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS:

Details of financial assets at fair value through profit or loss as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Securities at fair value through profit or loss
Debt securities in local currency
Paid-in capital	~~W~~	327,385	~~W~~	296,760
Beneficiary certificates		1,222,158		1,588,964

Subtotal		1,549,543		1,885,724

Debt securities in foreign currencies
Debentures		50,841		116,735
Paid-in capital		11,698		11,401
Beneficiary certificates		59,695		47,246

Subtotal		122,234		175,382

Loans at fair value through profit or loss
Privately placed corporate bonds		—		3,703
Derivative assets for trading
Equity related		2,416		1,415
Interest rates related		1,004,168		814,175
Foreign currencies related		941,657		835,137

Subtotal		1,948,241		1,650,727

Total	~~W~~	3,620,018	~~W~~	3,715,536

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Financial assets at fair value through other comprehensive income
Debt securities in local currency
National and municipal bonds	~~W~~	582,383	~~W~~	530,264
Financial bonds		871,810		469,544

Subtotal		1,454,193		999,808

Equity securities in local currency
Shares (*1)		12,928,101		10,596,476
Paid-in capital		27,844		28,096

Subtotal		12,955,945		10,624,572

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		2,904,348		1,990,185
Securities at amortized cost
Debt securities in local currency
National bond		79,738		168,710
Financial bonds		40,106		498,897

Subtotal		119,844		667,607

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,195,675		1,131,293

Total	~~W~~	18,630,005	~~W~~	15,413,465

(*1)

The fair value option through other comprehensive income was exercised for certain equity securities due to strategic holding requirements. The cumulative gains and losses from disposals amounted to ~~W~~236,623 million and ~~W~~219,659 million as of June 30, 2024 and December 31, 2023, respectively. No reclassifications affecting cumulative gains or losses occurred during these periods.

(*2)	It includes debt securities, which are pledged as collateral amounting to ~~W~~242,405 million and ~~W~~719,666 million as of June 30, 2024 and December 31, 2023, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(74) million and ~~W~~(2,719) million as of June 30, 2024 and December 31, 2023, respectively.

(1)	Details of loans as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Detail	Jun. 30, 2024		Dec. 31, 2023
Loans in local currency	Loans for export	~~W~~	18,266,676	~~W~~	18,040,407
	Loans for foreign investments		2,204,687		2,241,255
	Loans for import		8,404,876		6,720,707
	Troubled Debt Restructuring		1,726,608		694,579
	Others		108,987		174,654

	Subtotal		30,711,834		27,871,602

Loans in foreign currencies	Loans for export		21,133,961		18,182,694
	Loans for foreign investments		29,746,240		29,365,332
	Loans for rediscounted trading notes		1,139,144		1,276,506
	Loans for import		4,464,097		4,456,500
	Overseas funding loans		1,066,763		797,836
	Loans for economic cooperation		714,150		245,255
	Others		27,409		25,770

	Subtotal		58,291,764		54,349,893

Others	Domestic usance bills		255,845		154,619
	Foreign-currency bills bought		1,135,020		1,044,469
	Advance payments on acceptances and guarantees		95,101		45,687
	Call loans		3,181,103		5,270,315
	Interbank loans in foreign currency		138,920		1,482,810
	Private placement corporate bonds in local currency		62,400		93,600

	Subtotal		4,868,389		8,091,500

	Total		93,871,987		90,312,995

Net deferred loan origination fees and costs			(461,208)		(481,624)
Allowance for doubtful account			(2,648,399)		(2,051,391)

	Total	~~W~~	90,762,380	~~W~~	87,779,980

(2)	Changes in allowance for doubtful account for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	325,201	~~W~~	1,272,952	~~W~~	453,238	~~W~~	2,051,391
- Transfer to 12 months expected credit losses		12,570		(12,550)		(20)		—
- Transfer to lifetime expected credit losses		(2,173)		2,986		(813)		—
- Transfer to credit-impaired financial assets		(254)		(368)		622		—
Written-off		—		—		(58)		(58)
Collection		—		—		7,362		7,362
Loan-for-equity swap		—		—		(4,888)		(4,888)
Unwinding effect		—		—		(710)		(710)
Foreign exchange translation		11,747		66,548		23,340		101,635
Additional provisions		8,444		481,740		3,483		493,667

Ending balance	~~W~~	355,535	~~W~~	1,811,308	~~W~~	481,556	~~W~~	2,648,399

(2023)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	372,510	~~W~~	751,731	~~W~~	888,670	~~W~~	2,012,911
- Transfer to 12 months expected credit losses		7,129		(6,170)		(959)		—
- Transfer to lifetime expected credit losses		(3,727)		571,009		(567,282)		—
- Transfer to credit-impaired financial assets		4,506		(1,904)		(2,602)		—
Written-off		—		—		(3,797)		(3,797)
Collection		—		—		9,137		9,137
Loan-for-equity swap		—		—		(10,649)		(10,649)
Others		44,948		(26,025)		(17,508)		1,415
Unwinding effect		—		—		(2,220)		(2,220)
Foreign exchange translation		3,268		20,217		4,074		27,559
Additional provisions (Reversals of provisions)		(103,433)		(35,906)		156,374		17,035

Ending balance	~~W~~	325,201	~~W~~	1,272,952	~~W~~	453,238	~~W~~	2,051,391

11.	INVESTMENTS IN ASSOCIATES:

(1)	Details of investments in associates as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	179,730	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		89,959		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		89,200		90,076
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		241,423		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		423,867		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,946		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		269,658		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,652		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		433,312		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		7,237		9,795
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		5,557		6,125
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.20		4,926		5,165

Total								~~W~~	2,018,427

(December 31, 2023)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	165,156	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		82,158		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		85,965		90,076
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		219,460		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		388,676		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,549		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		248,575		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,654		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		427,990		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		3,393		4,265
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		3,014		3,475
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.20		422		544

Total								~~W~~	2,005,626

(*1)	The amounts represent net asset after taking into account percentage of ownership.
(*2)

As of June 30, 2024 and December 31, 2023 the entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(2)	Changes in investments in associates for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		90,076		—		—		—		90,076
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		3,337		—		—		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		4,265		5,530		—		—		9,795
WWG Green New Deal PEF	Associate		3,475		2,650		—		—		6,125
Corporate Structure Innovation PEF IV	Associate		544		4,621		—		—		5,165

Total		~~W~~	2,005,626	~~W~~	12,801	~~W~~	—	~~W~~	—	~~W~~	2,018,427

(2023)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		64,806		—		—		90,076
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		5,482		—		(2,145)		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		1,188		3,077		—		—		4,265
WWG Green New Deal PEF	Associate		—		3,475		—		—		3,475
Corporate Structure Innovation PEF IV	Associate		—		544		—		—		544

Total		~~W~~	1,935,869	~~W~~	71,902	~~W~~	(2,145)	~~W~~	—	~~W~~	2,005,626

(3)	Summarized financial information of associates as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the period		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	919,753	~~W~~	740,023	~~W~~	2,410	~~W~~	1,984	~~W~~	14,573
KEXIM Vietnam Leasing Co.		206,772		116,812		1,827		1,401		7,801
PT.KOEXIM Mandiri Finance		246,932		157,732		2,278		2,109		3,235
KEXIM Asia Limited		1,287,745		1,046,322		3,532		2,890		21,963
KEXIM Global(Singapore) Ltd.		607,544		183,677		5,981		5,969		35,191
EXIM PLUS Co., Ltd.		2,857		911		321		397		397
Credit Guarantee and Investment Fund		1,942,180		118,657		31,179		20,524		256,299
KTB Newlake Global Healthcare PEF		10,610		1		(9)		(9)		(9)
Korea Aerospace Industries. Ltd.		7,552,186		5,890,358		122,308		91,714		91,714
KB-Badgers Future Mobility ESG Fund I		31,841		—		(7,414)		(7,419)		(7,419)
WWG Green New Deal PEF		22,362		132		(139)		(425)		(425)
Corporate Structure Innovation PEF IV		22,686		498		(528)		(528)		(528)

(December 31, 2023)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	860,604	~~W~~	695,448	~~W~~	5,335	~~W~~	3,657	~~W~~	21,823
KEXIM Vietnam Leasing Co.		213,998		128,033		755		6		(990)
PT.KOEXIM Mandiri Finance		207,723		125,565		3,599		2,977		4,297
KEXIM Asia Limited		997,964		778,504		5,266		4,295		15,108
KEXIM Global(Singapore) Ltd.		463,540		74,865		6,045		4,735		11,668
EXIM PLUS Co., Ltd.		2,615		1,066		97		197		197
Credit Guarantee and Investment Fund		1,788,935		109,533		58,633		57,428		124,163
KTB Newlake Global Healthcare PEF		10,619		1		2,649		2,649		2,649
Korea Aerospace Industries. Ltd.		7,148,026		5,527,642		247,510		221,844		191,536
KB-Badgers Future Mobility ESG Fund I		15,600		672		(2,219)		(2,219)		(2,219)
WWG Green New Deal PEF		12,309		254		(1,096)		(1,096)		(1,096)
Corporate Structure Innovation PEF IV		2,450		549		(549)		(549)		(549)

12.	PROPERTY, PLANT AND EQUIPMENT:

Changes in property, plant and equipment for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	191,259	~~W~~	402	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	191,661
Buildings		56,525		1,391		—		(982)		—		56,934
Leasehold improvements		754		—		—		(164)		—		590
Vehicles		1,009		84		—		(264)		—		829
Furniture and fixture		23,308		2,150		(1)		(4,606)		—		20,851
Construction in progress		19,880		9,050		—		—		—		28,930

Total	~~W~~	292,735	~~W~~	13,077	~~W~~	(1)	~~W~~	(6,016)	~~W~~	—	~~W~~	299,795

(2023)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	190,807	~~W~~	452	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	191,259
Buildings		56,722		1,736		—		(1,933)		—		56,525
Leasehold improvements		1,085		2		—		(333)		—		754
Vehicles		1,128		565		—		(599)		(85)		1,009
Furniture and fixture		17,542		13,220		(3)		(7,451)		—		23,308
Construction in progress		5,719		14,161		—		—		—		19,880

Total	~~W~~	273,003	~~W~~	30,136	~~W~~	(3)	~~W~~	(10,316)	~~W~~	(85)	~~W~~	292,735

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	11,122	~~W~~	892	~~W~~	—	~~W~~	(1,841)	~~W~~	10,173
System development fees		31,558		5,753		—		(3,405)		33,906
Memberships		3,657		309		(118)		—		3,848

Total	~~W~~	46,337	~~W~~	6,954	~~W~~	(118)	~~W~~	(5,246)	~~W~~	47,927

(2023)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	12,602	~~W~~	2,200	~~W~~	—	~~W~~	(3,680)	~~W~~	11,122
System development fees		26,539		11,695		—		(6,676)		31,558
Memberships		3,672		25		(40)		—		3,657

Total	~~W~~	42,813	~~W~~	13,920	~~W~~	(40)	~~W~~	(10,356)	~~W~~	46,337

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Other financial assets:
Guarantee deposits	~~W~~	47,378	~~W~~	47,565
Accounts receivable		228,078		492,520
Accrued income		1,421,967		1,326,049
Receivable spot exchange		54		59
Allowance for doubtful account on other assets		(19,289)		(13,980)

Subtotal		1,678,188		1,852,213

Other assets:
Advance payments		242		1
Prepaid expenses		36,209		40,812
Current income tax asset		1,926		1,925
Sundry assets		29,851		29,916

Subtotal		68,228		72,654

Total	~~W~~	1,746,416	~~W~~	1,924,867

(2)	Changes in allowance for doubtful account on other assets for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		2023
Beginning balance	~~W~~	13,980	~~W~~	24,994
Collection		—		—
Exchange fluctuations effect		463		238
Additional provisions (Reversal of provisions)		4,846		(11,252)

Ending balance	~~W~~	19,289	~~W~~	13,980

15.	BORROWINGS:

(1)	Details of borrowings as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from Government	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.7	~~W~~	208,380
Long-term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	AUD BBSYB 3M+0.62 ~ USD Term SOFR 3M+0.83		3,850,092
Commercial papers denominated in foreign currencies	CITIBANK N.A. and others	3.95~5.90		704,387
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	5.14~5.93		916,872
Others (Foreign banks)	DBS BANK LTD. and others	0.06~0.80		255,845
Others (CSA)	UBS and others	0.00~5.33		30,326

Subtotal				5,965,902

Call money:
Call money dominated in domestic currencies	Korea Development Bank, SAMSUNG ASSET MANAGEMENT CO., LTD.	3.60~3.62		175,000

Total			~~W~~	6,140,902

Due to the cessation of LIBOR interest rate publication, base interest rate (LIBOR 3M) is calculated as an alternative interest rate (Term SOFR 3M + statistical median of the difference between LIBOR and SOFR over the past 5 years) according to the borrowing agreement.

(December 31, 2023)

Detail	Lender	Interest rate (%)	Amount
Sales of repurchase agreement:
Sales of repurchase agreement	ING BANK	5.61	~~W~~	471,791
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.7		193,410
Long term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	JPY TONA ON+0.29 ~ USD Term SOFR 3M+0.83		2,968,052
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	5.30 ~ 5.90		992,838
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	3.61 ~ 5.93		619,737
Others (Foreign banks)	DBS BANK LTD. and others	0.06 ~ 0.80		154,619
Others (CSA)	UBS and others	5.31 ~ 5.33		131,751

Subtotal				5,060,407

Total			~~W~~	5,532,198

Due to the cessation of LIBOR interest rate publication, base interest rate (LIBOR 3M) is calculated as an alternative interest rate (Term SOFR 3M + statistical median of the difference between LIBOR and SOFR over the past 5 years) according to the borrowing agreement.

(2)	Details of the borrowings from other financial institutions as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Type	Call money		Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	175,000	~~W~~	—	~~W~~	5,757,522	~~W~~	5,932,522

(December 31, 2023)

Type	Call money		Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	471,791	~~W~~	4,866,997	~~W~~	5,338,788

16.	DEBENTURES:

Details of debentures as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024			Dec. 31, 2023
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-DayCD+0.11~ 31-DayCD+0.35	~~W~~	3,780,000	31-DayCD+0.04~ 31-DayCD+0.35	~~W~~	6,120,000
Fixed rate	1.11~ 7.80		26,880,000	1.11 ~ 7.80		23,480,000

Subtotal			30,660,000			29,600,000

Fair value hedging adjusting			(116,289)			(105,724)
Discount on debentures			(179,530)			(136,598)

Subtotal			30,364,181			29,357,678

Foreign currencies:
Floating rate	AUD BBSW 3M+0.8~MXN TIIE 28D+0.2		5,409,960	MXN TIIE 28D+0.2 ~ USD Term SOFR 3M + 1.61		7,397,267
Fixed rate	0.00 ~ 11.90		60,225,976	0.00 ~ 12.26		58,659,207

Subtotal			65,635,936			66,056,474

Fair value hedging adjusting			(2,548,496)			(1,988,082)
Discount on debentures			(174,064)			(169,527)

Subtotal			62,913,376			63,898,865

Total		~~W~~	93,277,557		~~W~~	93,256,543

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Provisions for acceptances and guarantees	~~W~~	871,608	~~W~~	914,742
Provisions for unused loan commitments		260,554		550,207
Provisions for others		25,027		25,027

Total	~~W~~	1,157,189	~~W~~	1,489,976

(2)	Changes in provisions for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	57,076	~~W~~	717,864	~~W~~	139,802	~~W~~	914,742
- Transfer to 12 month expected credit losses		50		(50)		—		—
- Transfer to lifetime expected credit losses		(2)		2		—		—
- Transfer to credit-impaired financial assets		(8)		—		8		—
Foreign exchange translation		3,233		42,827		6,098		52,158
Additional provisions (Reversal of provisions)		2,622		(66,734)		(31,180)		(95,292)

Ending balance	~~W~~	62,971	~~W~~	693,909	~~W~~	114,728	~~W~~	871,608

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	90,094	~~W~~	446,576	~~W~~	13,537	~~W~~	550,207
- Transfer to 12 month expected credit losses		993		(993)		—		—
- Transfer to lifetime expected credit losses		(650)		654		(4)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		3,778		1,163		—		4,941
Reversal of provisions		(25,894)		(262,566)		(6,134)		(294,594)

Ending balance	~~W~~	68,321	~~W~~	184,834	~~W~~	7,399	~~W~~	260,554

(2023)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	73,774	~~W~~	513,109	~~W~~	10,195	~~W~~	597,078
- Transfer to 12 months expected credit losses		9,709		(90)		(9,619)		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(1,287)		—		1,287		—
Foreign exchange translation		1,058		7,150		17		8,225
Additional provisions (reversal of provisions)		(26,178)		197,695		137,922		309,439

Ending balance	~~W~~	57,076	~~W~~	717,864	~~W~~	139,802	~~W~~	914,742

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	56,929	~~W~~	410,079	~~W~~	175	~~W~~	467,183
- Transfer to 12 months expected credit losses		4		(4)		—		—
- Transfer to lifetime expected credit losses		(828)		828		—		—
- Transfer to credit-impaired financial assets		—		(18)		18		—
Foreign exchange translation		853		47		—		900
Additional provisions		33,136		35,644		13,344		82,124

Ending balance	~~W~~	90,094	~~W~~	446,576	~~W~~	13,537	~~W~~	550,207

18.	POST-EMPLOYMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans that have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•

The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk. If actuarial or investment experience are worse than expected, the entity’s obligation may be increased.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the PUC (Projected Unit Credit) method. The data used in the PUC, such as discount rates, future salary increase rate, mortality rate, consumer price index and expected return on plan assets, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. These changes in the assumption may affect future net defined benefit liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Present value of defined benefit obligations	~~W~~	121,748	~~W~~	116,681
Fair value of plan assets		(145,518)		(145,112)

Net defined benefit assets	~~W~~	(23,770)	~~W~~	(28,431)

(3)	Changes in net defined benefit obligations (assets) for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	116,681	~~W~~	(145,112)	~~W~~	(28,431)
Contributions from the employer		—		—		—
Current-service cost		5,030		—		5,030
Interest expense (income)		2,836		(3,571)		(735)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fees on plan assets		—		—		—
Benefits paid		(2,799)		3,165		366

Ending balance	~~W~~	121,748	~~W~~	(145,518)	~~W~~	(23,770)

(2023)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	99,458	~~W~~	(144,600)	~~W~~	(45,142)
Contributions from the employer		—		—		—
Current-service cost		8,788		—		8,788
Interest expense (income)		5,625		(8,354)		(2,729)
Actuarial gains and losses arising from changes in demographic assumptions		100		—		100
Actuarial gains and losses arising from changes in financial assumptions		10,558		291		10,849
Actuarial gains and losses arising from experience adjustments		(620)		—		(620)
Management fees on plan assets		—		203		203
Benefits paid		(7,228)		7,348		120

Ending balance	~~W~~	116,681	~~W~~	(145,112)	~~W~~	(28,431)

(4)	Details of fair value of plan assets as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Cash and cash equivalent	~~W~~	1,489	~~W~~	—
Debt Securities		—		4,584
Derivatives		126,873		—
Others		17,156		140,528

Total	~~W~~	145,518	~~W~~	145,112

(5)	Retirement benefit costs incurred from the defined contribution plan for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2024		Six-month period ended Jun. 30, 2023
Post-employment benefits	~~W~~	324	~~W~~	341

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	1,050,722	~~W~~	1,002,162
Foreign exchanges payable		46,724		133,410
Accounts payable		211,244		479,138
Accrued expenses		1,350,192		1,276,439
Guarantee deposit received		354		353

Subtotal		2,659,236		2,891,502

Other liabilities:
Allowance for deferred day 1 profit or loss in derivatives		8,647		8,988
Unearned income		288,226		194,050
Current tax payable		249,064		428,862
Sundry liabilities		10,752		4,515

Subtotal		556,689		636,415

Total	~~W~~	3,215,925	~~W~~	3,527,917

(2)	Changes in financial guarantee contract liabilities for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2024		2023
Beginning balance	~~W~~	1,002,162	~~W~~	1,161,253
Foreign exchange translation		56,618		32,529
Reversal of financial guarantee contract liabilities		(36,817)		(118,023)
Others(*1)		28,759		(73,597)

Ending balance	~~W~~	1,050,722	~~W~~	1,002,162

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives for trading and hedging instruments. Derivatives held for trading purpose are included in financial assets and liabilities at fair value through profit or loss.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank evokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in fair values of hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable-rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank revokes the designation. If the forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in cash flows of hedged items arising from changes in foreign exchange rates.

(3)	Details of derivative assets and liabilities as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

			Derivative assets(*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	79,937,427	~~W~~	1,849	~~W~~	—	~~W~~	1,004,168	~~W~~	1,006,017

Currency:
Currency forwards		9,377,866		—		—		211,831		211,831
Currency swaps		30,530,651		124,006		48,898		729,826		902,730

Subtotal		39,908,517		124,006		48,898		941,657		1,114,561

Stock:
Stock options		3,677		—		—		2,416		2,416

Total	~~W~~	119,849,621	~~W~~	125,855	~~W~~	48,898	~~W~~	1,948,241	~~W~~	2,122,994

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	79,937,427	~~W~~	1,087,274	~~W~~	—	~~W~~	1,728,991	~~W~~	2,816,265

Currency:
Currency forwards		9,377,866		—		—		180,116		180,116
Currency swaps		30,530,651		950,056		—		742,475		1,692,531

Subtotal		39,908,517		950,056		—		922,591		1,872,647

Stock:
Stock options		3,677		—		—		—		—

Total	~~W~~	119,849,621	~~W~~	2,037,330	~~W~~	—	~~W~~	2,651,582	~~W~~	4,688,912

(December 31, 2023)

			Derivative assets(*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	73,694,116	~~W~~	10,002	~~W~~	—	~~W~~	814,175	~~W~~	824,177

Currency:
Currency forwards		16,836,450		—		—		159,979		159,979
Currency swaps		31,410,141		567,592		60,757		675,157		1,303,506

Subtotal		48,246,591		567,592		60,757		835,136		1,463,485

Stock:
Stock options		1,397		—		—		1,415		1,415

Total	~~W~~	121,942,104	~~W~~	577,594	~~W~~	60,757	~~W~~	1,650,726	~~W~~	2,289,077

(*1)	Credit risk adjustments related to derivatives are excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	73,694,116	~~W~~	899,097	~~W~~	—	~~W~~	1,325,699	~~W~~	2,224,796

Currency:
Currency forwards		16,836,450		—		—		248,563		248,563
Currency swaps		31,410,141		615,111		—		548,542		1,163,653

Subtotal		48,246,591		615,111		—		797,105		1,412,216

Stock:
Stock options		1,397		—		—		—		—

Total	~~W~~	121,942,104	~~W~~	1,514,208	~~W~~	—	~~W~~	2,122,804	~~W~~	3,637,012

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2024		Six-month period ended Jun. 30, 2023
Fair value hedge – hedged items	~~W~~	573,656	~~W~~	324,397
Fair value hedge – hedging instruments		(1,200,013)		387,157

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~(11,860) million and ~~W~~(6,305) million as other comprehensive income (loss) (before tax effect) for the six-month periods ended June 30, 2024 and 2023, respectively, and there is no ineffectiveness recognized in relation to cash flow hedge for the six-month periods ended June 30, 2024 and 2023.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currencies and the loans in foreign currencies, and cash flow hedge accounting for interest rate swaps and currency swaps to hedge cash flow risk due to interest rates of the debentures in Korean won and currency risk due to the loans in foreign currency.

2)	Nominal values and average hedge ratio for derivatives as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	11,654,633	~~W~~	12,915,769	~~W~~	8,374,999	~~W~~	5,233,050	~~W~~	4,274,788	~~W~~	13,170,587	~~W~~	55,623,826
Nominal amount of hedging instruments		12,917,052		12,915,769		8,443,303		5,233,050		4,274,788		13,292,285		57,076,247
Average hedge ratio		110.83%		100.00%		100.82%		100.00%		100.00%		100.92%		102.61%
Cash flow hedges
Nominal amount of hedged items	~~W~~	120,042	~~W~~	692,550	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	812,592
Nominal amount of hedging instruments		120,042		692,550		—		—		—		—		812,592
Average hedge ratio		100.00%		100.00%		—		—		—		—		100.00%

(December 31, 2023)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	14,231,762	~~W~~	12,018,460	~~W~~	10,357,727	~~W~~	4,427,957	~~W~~	5,205,413	~~W~~	11,997,397	~~W~~	58,238,716
Nominal amount of hedging instruments		14,244,231		11,018,710		10,357,727		4,427,957		5,205,413		12,075,933		57,329,971
Average hedge ratio		100.09%		91.68%		100.00%		100.00%		100.00%		100.65%		98.44%
Cash flow hedges
Nominal amount of hedged items	~~W~~	113,211	~~W~~	653,137	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	766,348
Nominal amount of hedging instruments		113,211		653,137		—		—		—		—		766,348
Average hedge ratio		100.00%		100.00%		—		—		—		—		100.00%

3)	Effect of hedge accounting on financial statement, statement of comprehensive income, statement of changes in equity

①

Effect of hedging instruments on statement financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Detail	Nominal amount		Carrying amount of assets(*1)		Carrying amount of liabilities		Changes of fair value in the period
Fair value hedges
Interest swap	~~W~~	42,153,330	~~W~~	1,849	~~W~~	1,087,274	~~W~~	(364,450)
Currency swap		14,922,917		124,006		950,056		(125,433)

Subtotal		57,076,247		125,855		2,037,330		(489,883)

Cash flow hedges		812,592		48,898		—		(11,860)

Total	~~W~~	57,888,839	~~W~~	174,753	~~W~~	2,037,330	~~W~~	(501,743)

(December 31, 2023)

Detail	Nominal amount		Carrying amount of assets(*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	41,327,475	~~W~~	10,002	~~W~~	899,097	~~W~~	919,829
Currency swap		16,002,496		567,592		615,111		168,970

Subtotal		57,329,971		577,594		1,514,208		1,088,799

Cash flow hedges		766,348		60,757		—		11,177

Total	~~W~~	58,096,319	~~W~~	638,351	~~W~~	1,514,208	~~W~~	1,099,976

(*1)	Credit risk adjustment amount related to derivatives is excluded.

②

Effects of fair value hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the period
Interest:
Debentures in local currency	~~W~~	—	~~W~~	810,000	~~W~~	—	~~W~~	(116,289)	~~W~~	10,565
Debentures in foreign currencies		—		40,386,286		—		(2,237,621)		511,945

Subtotal		—		41,196,286		—		(2,353,910)		522,510

Currency:
Discontinuation of risk hedging
Loans in foreign currencies		7,902		—		(18)		—		—
Debentures in foreign currencies		—		15,509,364		—		(307,803)		107,147
Discontinuation of risk hedging
Debentures in foreign currencies		—		19,744		—		(1,694)		—

Subtotal		7,902		15,529,108		(18)		(309,497)		107,147

Total	~~W~~	7,902	~~W~~	56,725,394	~~W~~	(18)	~~W~~	(2,663,407)	~~W~~	629,657

(December 31, 2023)

	Statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	874,906	~~W~~	—	~~W~~	(105,724)	~~W~~	(64,906)
Debentures in foreign currencies		—		42,095,686		—		(1,787,353)		(723,648)

Subtotal		—		42,970,592		—		(1,893,077)		(788,554)

Currency:
Loans in foreign currencies		158,155		—		(2,629)		—		5,732
Discontinuation of risk hedging
Loans in foreign currencies		11,372		—		(34)				33
Debentures in foreign currencies		—		16,077,655		—		(199,166)		(179,132)
Discontinuation of risk hedging
Debentures in foreign currencies		—		19,105		—		(1,743)		97

Subtotal		169,527		16,096,760		(2,663)		(200,909)		(173,270)

Total	~~W~~	169,527	~~W~~	59,067,352	~~W~~	(2,663)	~~W~~	(2,093,986)	~~W~~	(961,824)

③

Effects of cash flow hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Detail	Statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the period
Currency:
Loans in foreign currencies	~~W~~	812,592	~~W~~	38,331	~~W~~	11,711

(December 31, 2023)

Detail	Statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Debentures in foreign currencies	~~W~~	766,348	~~W~~	47,451	~~W~~	(10,717)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	602,297	~~W~~	(489,883)	~~W~~	112,414
Cash flow hedges		11,711		(11,860)		—

Total	~~W~~	614,008	~~W~~	(501,743)	~~W~~	112,414

(Six-month period ended June 30, 2023)

	Gains (Losses) on hedged items		Gains (Losses) on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	132,797	~~W~~	125,757	~~W~~	258,554
Cash flow hedges		(60,842)		(6,372)		—

Total	~~W~~	71,955	~~W~~	119,385	~~W~~	258,554

21.	ISSUED CAPITAL:

As of June 30, 2024, the authorized capital and issued capital of the Bank are ~~W~~25,000,000 million and ~~W~~16,873,254 million, respectively. The Bank does not issue share certificates.

Changes in issued capital for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2024		2023
Beginning balance	~~W~~	14,773,254	~~W~~	12,773,254
Paid-in capital increase		2,100,000		2,000,000

Ending balance	~~W~~	16,873,254	~~W~~	14,773,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Gain on equity securities at fair value through other comprehensive income	~~W~~	1,055,688	~~W~~	770,956
Loss on debt securities at fair value through other comprehensive income		(194,525)		(165,682)
Gain on valuation of cash flow hedge		38,331		47,451
Remeasurement of net defined benefit liabilities		29,560		29,560

Total	~~W~~	929,054	~~W~~	682,285

(2)	Changes in other components for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at fair value through other comprehensive income	~~W~~	770,956	~~W~~	370,263	~~W~~	(85,531)	~~W~~	1,055,688
Gain (loss) on debt securities at fair value through other comprehensive income		(165,682)		(37,507)		8,664		(194,525)
Gain (loss) on valuation of cash flow hedge		47,451		(11,860)		2,740		38,331
Remeasurement of net defined benefit liabilities		29,560		—		—		29,560

Total	~~W~~	682,285	~~W~~	320,896	~~W~~	(74,127)	~~W~~	929,054

(2023)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at fair value through other comprehensive income	~~W~~	882,404	~~W~~	(146,524)	~~W~~	35,076	~~W~~	770,956
Gain (loss) on debt securities at fair value through other comprehensive income		(213,907)		63,073		(14,848)		(165,682)
Gain (loss) on valuation of cash flow hedge		38,805		11,177		(2,531)		47,451
Remeasurement of net defined benefit liabilities		37,454		(10,329)		2,435		29,560

Total	~~W~~	744,756	~~W~~	(82,603)	~~W~~	20,132	~~W~~	682,285

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Legal reserve (*1)	~~W~~	611,957	~~W~~	539,682
Voluntary reserve (*2)		1,762,427		1,100,658
Regulatory reserve for loan losses		11,365		275,620
Unappropriated retained earnings		507,344		722,752

Total	~~W~~	2,893,093	~~W~~	2,638,712

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		2023
Beginning balance	~~W~~	2,638,712	~~W~~	2,051,379
Profit for the period(year)		507,344		722,752
Dividends		(252,963)		(135,419)

Ending balance	~~W~~	2,893,093	~~W~~	2,638,712

(3)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Jun. 30, 2024		Dec. 31, 2023
Accumulated regulatory reserve for loan losses	~~W~~	11,365	~~W~~	275,620
(Reversal of) Provision for regulatory reserve for loan losses		550		(264,255)

Regulatory reserve for loan losses	~~W~~	11,915	~~W~~	11,365

2)	Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Profit for the period	~~W~~	507,343	~~W~~	949,099
Provision for regulatory reserve for loan losses		(550)		(19,863)

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	506,793	~~W~~	929,236

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

(4)	Details of dividends for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
The Government	~~W~~	173,879	~~W~~	93,083
Bank of Korea		23,117		12,375
Korea Development Bank		55,967		29,961

Total	~~W~~	252,963	~~W~~	135,419

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	52,867	~~W~~	33,283
Due from financial institutions in foreign currencies		287,005		153,759

Subtotal		339,872		187,042

Interest of financial assets at fair value through profit or loss:
Interest of securities at fair value through profit or loss		153		475
Interest of financial investments:
Interest of securities at fair value through other comprehensive income		65,528		36,820
Interest of securities at amortized cost		14,796		22,474

Subtotal		80,324		59,294

Interest of loans:
Interest of loans in local currency		599,560		586,178
Interest of loans in foreign currencies		1,916,242		1,848,947
Interest of bills bought		30,915		24,303
Interest of Purchases and Discount		—		1,519
Interest of call loans		87,574		80,968
Interest of interbank loans		28,157		19,951

Subtotal		2,662,448		2,561,866

Other interest income		50		—

Total	~~W~~	3,082,847	~~W~~	2,808,677

(2)	Details of interest expenses for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	161,864	~~W~~	169,897
Interest of sales of repurchase agreement		2,808		6,806

Subtotal		164,672		176,703

Interest of call-money		137		204
Interest of debentures:
Interest of debentures in local currency		555,837		467,415
Interest of debentures in foreign currencies		1,995,976		1,667,981

Subtotal		2,551,813		2,135,396

Other interest expense		—		402

Total	~~W~~	2,716,622	~~W~~	2,312,705

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Commission income in local currency:
Commission income on management of EDCF (*1)	~~W~~	11,465	~~W~~	11,029
Commission income on management of IKCF (*2)		1,051		1,091
Sundry commissions received from local currencies revenue		329		455

Subtotal		12,845		12,575

Commission income in foreign currencies:
Commission income on letters of credit		1,050		1,274
Commission income on loan commitments		46,810		26,355
Arrangement fees		1,015		2,100
Advance redemption fees		5,245		14,345
Sundry commission income on foreign exchange		137		41
Brokerage fees for foreign currencies exchange funds		6		46
Sundry commissions received from foreign currencies revenue		82		3,903

Subtotal		54,345		48,064

Others:
Other commission income		14,846		11,796
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		93,930		92,098
Premium for guarantee		66,122		75,915

Subtotal		160,052		168,013

Total	~~W~~	242,088	~~W~~	240,448

(*1)	Economic Development Cooperation Fund
(*2)	Inter Korean Cooperation Fund

(2)	Details of commission expenses for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	298	~~W~~	534
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		10,825		1,599
Sundry commission expenses on foreign exchange		5,590		4,361

Subtotal		16,415		5,960

Others:
Other commission expenses		4,439		6,526

Total	~~W~~	21,152	~~W~~	13,020

26.	DIVIDEND INCOME:

Details of dividend income for six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Financial assets at fair value through other comprehensive income	~~W~~	54,445	~~W~~	42,333
Investments in associates (*1)		12,873		7,142

Total	~~W~~	67,318	~~W~~	49,475

(*1)	Classified as Gain on investments in associates and subsidiaries

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS:

Details of gain (loss) on financial assets at fair value through profit or loss for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Securities at fair value through profit or loss:
Gain on valuation	~~W~~	18,928	~~W~~	26,056
Loss on valuation		(9,078)		(11,872)
Gain on disposal		27,291		36,442
Loss on disposal		(3,703)		(6,160)
Others		9,656		10,659

Subtotal		43,094		55,125

Loans at fair value through profit or loss:
Gain on valuation		—		128
Loss on disposal		147		—

Subtotal		147		128

Trading derivatives:
Gain on valuation		920,374		637,205
Loss on valuation		(1,187,150)		(658,510)
Gain on transaction		1,006,140		709,121
Loss on transaction		(770,011)		(682,469)

Subtotal		(30,647)		5,347

Total	~~W~~	12,594	~~W~~	60,600

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Gain on hedging instruments	~~W~~	536,980	~~W~~	767,802
Loss on hedging instruments		(1,736,993)		(380,645)

Total	~~W~~	(1,200,013)	~~W~~	387,157

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Financial assets at fair value through other comprehensive income:
Gain on disposal	~~W~~	—	~~W~~	707
Loss on disposal		(388)		(265)

Total	~~W~~	(388)	~~W~~	442

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Other operating income:
Gain on fair value hedged items	~~W~~	771,654	~~W~~	592,483
Reversal of derivatives’ credit risk provision		3,604		7,167
Others		340		333

Subtotal		775,598		599,983

Other operating expenses:
Loss on fair value hedged items		(197,998)		(268,086)
Contribution to miscellaneous funds		(1,845)		(2,350)
Transfer of other provisions		—		(6)
Transfer to derivatives’ credit risk provision		(2,176)		(5,764)
Others		(823)		(665)

Subtotal		(202,842)		(276,871)

Total	~~W~~	572,756	~~W~~	323,112

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Loans at amortized cost	~~W~~	493,667	~~W~~	(281,226)
Other financial assets		4,846		(11,261)
Guarantees		(95,292)		5,771
Unused loan commitments		(294,594)		20,036
Financial guarantee contract		(36,817)		(167,300)
Financial assets at fair value through other comprehensive income		542		(373)
Securities at amortized cost		(193)		9

Total	~~W~~	72,159	~~W~~	(434,344)

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Detail	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
General and administrative	Short-term salaries	~~W~~	60,235	~~W~~	59,464
Other expenses in financing department	Office expenses		43,211		39,277

	Subtotal		103,446		98,741

Office expenses of EDCF			957		1,004
General and administrative—Others	Post-employment benefits (defined contributions)		324		341
	Post-employment benefits (defined benefits)		4,295		3,030
	Depreciation of property, plant and equipment		6,016		5,109
	Amortization of intangible assets		5,246		5,119
	Taxes and dues		23,646		13,583

	Subtotal		39,527		27,182

	Total	~~W~~	143,930	~~W~~	126,927

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Detail	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Gain on investments in associates and subsidiaries	Dividend income	~~W~~	12,873	~~W~~	7,142
Other incomes	Gain on disposal of property, plant and equipment		10		8
	Rent income		149		164
	Damages paid for breach of contracts		2		—
	Interest on other loans		91		122
	Revenue on research project		2,163		4,521
	Other miscellaneous income		1,470		457

	Subtotal		3,885		5,272

Other expenses	Loss on disposal of property, plant and equipment		(1)		—
	Loss on disposal of intangible assets		(3)		(3)
	Expenses for donation		(11,115)		(5,535)
	Court cost		(904)		(155)
	Expenses on research project		(2,165)		(4,532)
	Other miscellaneous expenses		(134)		(44)

	Subtotal		(14,322)		(10,269)

	Total	~~W~~	2,436	~~W~~	2,145

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses (benefit) for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Current income tax payable	~~W~~	190,697	~~W~~	308,131
Adjustments recognized in the period for current tax of prior years		(2,348)		7,398
Changes in deferred income taxes due to temporary differences		(8,240)		147,684
Changes in deferred income taxes directly reflected in equity		(70,208)		(78,508)

Income tax expense	~~W~~	109,901	~~W~~	384,705

(2)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Profit before income tax expense	~~W~~	617,244	~~W~~	1,333,804
Income tax calculated at statutory tax rate		152,591		346,943
Adjustments:
Effect on non-taxable income		(88,226)		(16,757)
Effect on non-deductible expense		87,312		58,919
Others		(39,428)		(11,798)

Subtotal		(40,342)		30,364

Adjustments recognized in the period for current tax of prior years		(2,348)		7,398

Income tax expense	~~W~~	109,901	~~W~~	384,705

Effective tax rate from operations		17.81%		28.84%

35.	STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Loan-for-equity swap of loans	~~W~~	4,888	~~W~~	1,585
Gain on valuation of financial assets at fair value through other comprehensive income		315,793		270,317
Paid-in capital increase (Investment in kind)		2,000,000		2,000,000
Written-off		58		1,696

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Detail	Jun. 30, 2024		Dec. 31, 2023
Guarantees	Confirmed	~~W~~	47,318,971	~~W~~	43,061,482
	Unconfirmed		16,513,939		11,517,928

	Subtotal		63,832,910		54,579,410

Loan commitments	Local currency, foreign currencies, offshore loan commitments		41,897,629		41,917,506
	Others		1,425,524		2,900,321

	Subtotal		43,323,153		44,817,827

	Total	~~W~~	107,156,063	~~W~~	99,397,237

(2)	Details of guarantees that have been provided for others as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Detail	Jun. 30, 2024		Dec. 31, 2023
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	29,338	~~W~~	45,714
	Repayment of advances		32,205		44,115
	Others		19,800		24,311

	Subtotal		81,343		114,140

	Foreign currencies:
	Performance of contracts		8,152,477		8,219,273
	Repayment of advances		21,874,393		19,186,524
	Acceptances of import letter of credit outstanding		—		64,670
	Foreign liabilities		13,667,914		11,595,947
	Others		3,542,844		3,880,928

	Subtotal		47,237,628		42,947,342

Unconfirmed guarantees	Foreign liabilities		3,580,306		1,688,469
	Repayment of advances		12,652,481		9,772,701
	Issuance of import letter of credit		281,116		56,722
	Others		36		36

	Subtotal		16,513,939		11,517,928

	Total	~~W~~	63,832,910	~~W~~	54,579,410

(3)	Details of guarantees classified by country as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	34,161,260	72.20	~~W~~	13,385,277	81.05	~~W~~	47,546,537	74.49
	China		39,845	0.08		—	—		39,845	0.06
	Saudi Arabia		928,980	1.96		—	—		928,980	1.46
	India		357,923	0.76		—	—		357,923	0.56
	Indonesia		1,349,474	2.85		132,235	0.80		1,481,709	2.32
	Vietnam		1,329,251	2.81		215,910	1.31		1,545,161	2.42
	Australia		158,965	0.34		—	—		158,965	0.25
	Qatar		166,829	0.35		—	—		166,829	0.26
	Singapore		62,514	0.13		—	—		62,514	0.10
	Oman		370,886	0.78		153	—		371,039	0.58
	Uzbekistan		213,907	0.45		—	—		213,907	0.34
	Others		2,383,661	5.04		126,429	0.77		2,510,090	3.93

	Subtotal		41,523,495	87.75		13,860,004	83.93		55,383,499	86.77

Europe	United Kingdom		493,953	1.04		—	—		493,953	0.77
	France		238,372	0.50		—	—		238,372	0.37
	Netherlands		194,488	0.41		—	—		194,488	0.30
	Others		2,827,424	5.98		2,593,123	15.70		5,420,547	8.50

	Subtotal		3,754,237	7.93		2,593,123	15.70		6,347,360	9.94

America	United States		47,054	0.10		18,060	0.11		65,114	0.10
	Mexico		303,267	0.64		—	—		303,267	0.48
	Others		889,489	1.88		26,394	0.16		915,883	1.43

	Subtotal		1,239,810	2.62		44,454	0.27		1,284,264	2.01

Africa	Madagascar		102,695	0.22		—	—		102,695	0.16
	Others		698,734	1.48		16,358	0.10		715,092	1.12

	Subtotal		801,429	1.70		16,358	0.10		817,787	1.28

	Total	~~W~~	47,318,971	100.00	~~W~~	16,513,939	100.00	~~W~~	63,832,910	100.00

(December 31, 2023)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	32,149,504	74.67	~~W~~	10,165,628	88.25	~~W~~	42,315,132	77.53
	China		46,809	0.11		—	—		46,809	0.09
	Saudi Arabia		957,326	2.22		—	—		957,326	1.75
	India		359,894	0.84		—	—		359,894	0.66
	Indonesia		1,280,567	2.97		291,415	2.53		1,571,982	2.88
	Vietnam		1,249,081	2.90		240,363	2.09		1,489,444	2.73
	Australia		158,823	0.37		—	—		158,823	0.29
	Qatar		172,174	0.40		—	—		172,174	0.32
	Singapore		58,023	0.13		—	—		58,023	0.11
	Oman		363,441	0.84		1,032	0.01		364,473	0.67
	Uzbekistan		228,409	0.53		—	—		228,409	0.42
	Others		2,273,845	5.28		121,953	1.06		2,395,798	4.39

	Subtotal		39,297,896	91.26		10,820,391	93.94		50,118,287	91.84

Europe	United Kingdom		400,400	0.93		—	—		400,400	0.73
	France		228,903	0.53		—	—		228,903	0.42
	Netherlands		180,516	0.42		—	—		180,516	0.33
	Others		1,344,118	3.12		571,946	4.97		1,916,064	3.51

	Subtotal		2,153,937	5.00		571,946	4.97		2,725,883	4.99

America	United States		48,232	0.11		16,762	0.15		64,994	0.12
	Mexico		10,315	0.02		—	—		10,315	0.02
	Others		787,707	1.84		108,829	0.94		896,536	1.64

	Subtotal		846,254	1.97		125,591	1.09		971,845	1.78

Africa	Madagascar		95,317	0.22		—	—		95,317	0.17
	Others		668,078	1.55		—	—		668,078	1.22

	Subtotal		763,395	1.77		—	—		763,395	1.39

	Total	~~W~~	43,061,482	100.00	~~W~~	11,517,928	100.00	~~W~~	54,579,410	100.00

(4)	Details of guarantees classified by industry as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	30,240,701	63.91	~~W~~	13,350,562	80.84	~~W~~	43,591,263	68.29
Transportation		2,165,383	4.58		565,249	3.42		2,730,632	4.28
Financial institution		2,436,648	5.15		1,987,281	12.03		4,423,929	6.93
Wholesale and retail		1,749,423	3.70		918	0.01		1,750,341	2.74
Real estate business		61,414	0.13		—	—		61,414	0.10
Construction		4,344,560	9.18		59,301	0.36		4,403,861	6.90
Public sector and others		6,320,842	13.35		550,628	3.34		6,871,470	10.76

Total	~~W~~	47,318,971	100.00	~~W~~	16,513,939	100.00	~~W~~	63,832,910	100.00

(December 31, 2023)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	27,349,344	63.51	~~W~~	10,232,081	88.84	~~W~~	37,581,425	68.85
Transportation		2,217,735	5.15		586,553	5.09		2,804,288	5.14
Financial institution		878,641	2.04		3,683	0.03		882,324	1.62
Wholesale and retail		1,753,614	4.07		26,265	0.23		1,779,879	3.26
Real estate business		54,275	0.13		4,641	0.04		58,916	0.11
Construction		4,598,227	10.68		81,846	0.71		4,680,073	8.57
Public sector and others		6,209,646	14.42		582,859	5.06		6,792,505	12.45

Total	~~W~~	43,061,482	100.00	~~W~~	11,517,928	100.00	~~W~~	54,579,410	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 70 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, Euro and US CP programs to issue CPs with issuance limits of USD 10 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 35 billion.

4)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, initially, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of June 30, 2024, 8 lawsuits (aggregated claim amount: ~~W~~64,592 million) were filed as a plaintiff and 2 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~22,508 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits, but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2024 and December 31, 2023, are ~~W~~1,813,081 million and ~~W~~1,739,567 million, respectively. The contractual uncollected amount of financial assets, which were written off during the six-month period ended June 30, 2024 but are still subject to collection, is ~~W~~58 million.

(8)

Related to Ukraine crisis occurred in February 2022, international sanctions are being imposed to Russia. The sanctions may affect companies, industries, or economies which do business directly or indirectly with Russia, but the impact on the Bank’s financial position and operation has yet to be observed. The Bank consistently monitors and controls the effects of Ukraine crisis.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2024, are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	76.38
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	97.52
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.92
KTB Newlake Global Healthcare PEF	Associate	24.99
Korea Aerospace Industries. Ltd.	Associate	26.41
KB-Badgers Future Mobility ESG Fund I	Associate	22.73
WWG Green New Deal Fund	Associate	25.00
Corporate Structure Innovation PEF IV	Associate	22.20

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	449,871	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		155,835		307		—
KEXIM Vietnam Leasing Co.		85,519		156		—
KEXIM Asia Limited		342,680		152		—
KEXIM Global(Singapore) Ltd		35,122		—		—

Total	~~W~~	1,069,027	~~W~~	615	~~W~~	—

(December 31, 2023)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	269,384	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		121,958		212		—
KEXIM Vietnam Leasing Co.		105,733		157		—
KEXIM Asia Limited		240,647		127		—
KEXIM Global(Singapore) Ltd		65,163		—		—

Subtotal		802,885		496		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,431		—

Subtotal		—		1,431		—

Total	~~W~~	802,885	~~W~~	1,927	~~W~~	—

2)	Guarantees provided to the related parties as of June 30, 2024 and December 31, 2023, are as follows (Korean won in millions):

(June 30, 2024)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	215,761	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		52,790		—
KEXIM Vietnam Leasing Co.		—		800		186,191		—
KEXIM Asia Limited		—		—		149,329		—
KEXIM Global(Singapore) Ltd		—		—		391,452		—

Total	~~W~~	—	~~W~~	800	~~W~~	995,523	~~W~~	—

(December 31, 2023)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	411,623	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		7,736		—
KEXIM Vietnam Leasing Co.		—		—		148,042		—
KEXIM Asia Limited		—		—		219,611		—
KEXIM Global(Singapore) Ltd		—		—		335,789		—

Subtotal		—		—		1,122,801		—

Associates:
Korea Aerospace Industries. Ltd.		1,375,403		—		—		—

Total	~~W~~	1,375,403	~~W~~	—	~~W~~	1,122,801	~~W~~	—

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

	Revenue		(Reversal of) Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	11,278	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		4,238		94		—
KEXIM Vietnam Leasing Co.		2,701		(6)		—
KEXIM Asia Limited		7,085		22		—
EXIM PLUS Co., Ltd.		—		—		3,689
KEXIM Global(Singapore) Ltd		1,606		—		—

Subtotal		26,908		110		3,689

Associates:
Korea Aerospace Industries. Ltd.		—		—		—

Subtotal		—		—		—

Total	~~W~~	26,908	~~W~~	110	~~W~~	3,689

(Six-month period ended June 30, 2023)

	Revenue		(Reversal of) Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	7,423	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		3,020		(11)		—
KEXIM Vietnam Leasing Co.		3,199		(6)		—
KEXIM Asia Limited		4,270		33		—
EXIM PLUS Co., Ltd.		—		—		3,539
KEXIM Global(Singapore) Ltd		—		—		—

Subtotal		17,912		16		3,539

Associates:
Hanwha Ocean Co., Ltd.(*1)		53,642		(6,545)		44
Korea Aerospace Industries. Ltd.		2,296		—		—

Subtotal		55,938		(6,545)		44

Total	~~W~~	73,850	~~W~~	(6,529)	~~W~~	3,583

(*1)	Profit and loss transactions before being excluded from the related parties for the year ended December 31, 2023.

(4)	Loan transactions with related parties

Loan transactions with related parties for six-month period ended June 30, 2024 and for the year ended December 31, 2023, are as follows (Korean won in millions):

(Six-month period ended June 30, 2024)

Detail	Financing transaction				Investing transaction
	Loan		Collection		Increase		Decrease
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,363,967	~~W~~	1,208,551	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		354,330		370,538		—		—
KEXIM Vietnam Leasing Co.		170,475		197,712		—		—
KEXIM Asia Limited		545,925		484,204		—		—
KEXIM Global(Singapore) Ltd		146,039		148,770		—		—

Total	~~W~~	2,580,736	~~W~~	2,409,775	~~W~~	—	~~W~~	—

(2023)

Detail	Financing transaction				Investing transaction
	Loan		Collection		Increase		Decrease
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	785,350	~~W~~	778,143	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		242,707		265,698		64,805		—
KEXIM Vietnam Leasing Co.		401,130		432,696		—		—
KEXIM Asia Limited		154,673		132,489		—		—
KEXIM Global(Singapore) Ltd		69,387		4,534		—		—
Associates:
Hanwha Ocean Co., Ltd.(*1)		460,000		461,467		—		—

Total	~~W~~	2,113,247	~~W~~	2,075,027	~~W~~	64,805	~~W~~	—

(*1)	Profit and loss transactions before being excluded from the related parties for the year ended December 31, 2023.

(5)	Details of compensation for key executives for the six-month periods ended June 30, 2024 and 2023, are as follows (Korean won in millions):

Detail	Six-month period ended June 30, 2024		Six-month period ended June 30, 2023
Short-term employee benefits	~~W~~	1,303	~~W~~	1,332
Post-employment benefits		88		86

Total	~~W~~	1,391	~~W~~	1,418

THE REPUBLIC OF KOREA

Land and History

Political History

On December 3, 2024, President Yoon declared martial law, citing an urgent need to protect the country. The National Assembly swiftly voted to rescind the declaration of martial law, which led to President Yoon’s revocation of the decree just hours later. Such events prompted numerous public protests, both against and in support of President Yoon. On December 14, 2024, the National Assembly voted in favor of President Yoon’s impeachment, for his purported acts of insurrection, among others, which resulted in an immediate suspension of his presidential powers, with the prime minister assuming the role of acting president. The Constitutional Court must determine whether President Yoon’s declaration of martial law constitutes an impeachable action within 180 days of receiving the impeachment resolution from the National Assembly, and if the Court upholds the impeachment, President Yoon would be removed from office immediately and a presidential election would be required to be held within 60 days of such judgment. Although the Government believes that the Korean economy and society are resilient enough to withstand any temporary negative impact of such political developments or any potential ensuing societal unrest, there is no assurance that such developments would not have a material adverse effect on the Korean economy and public finances.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2024 was 1.5% at chained 2020 year prices, primarily due to a 6.8% increase in exports of goods and services and a 1.7% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 4.4% increase in imports of goods and services and a 1.2% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2023.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.6% and the unemployment rate was 2.8% in the first nine months of 2024.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,797.82 on June 28, 2024, 2,770.69 on July 31, 2024, 2,674.31 on August 30, 2024, 2,593.27 on September 30, 2024, 2,556.15 on October 31, 2024, 2,455.91 on November 29, 2024, 2,399.49 on December 30, 2024 and 2,488.64 on January 6, 2025.

Monetary Policy

Interest Rates

The Bank of Korea lowered its policy rate from 3.50% to 3.25% on October 11, 2024 and to 3.00% on November 28, 2024.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,389.2 to US$1.00 on June 28, 2024, Won

1,384.6 to US$1.00 on July 31, 2024, Won 1,335.3 to US$1.00 on August 30, 2024, Won 1,319.6 to US$1.00 on September 30, 2024, Won 1,383.3 to US$1.00 on October 31, 2024, Won 1,394.7 to US$1.00 on November 29, 2024, Won 1,470.0 to US$1.00 on December 31, 2024 and Won 1,466.8 to US$1.00 on January 6, 2025.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first nine months of 2024 increased to US$64.6 billion from the current account surplus of US$16.8 billion in the corresponding period of 2023, primarily due to an increase in surplus from the goods account and a decrease in deficit from the services account, the effects of which were offset in part by a decrease in surplus from the income account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$36.8 billion in the first nine months of 2024. Exports increased by 9.6% to US$508.7 billion in the first nine months of 2024 from US$464.1 billion in the corresponding period of 2023, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 2.5% to US$471.9 billion in the first nine months of 2024 from US$484.0 billion in the corresponding period of 2023, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$415.4 billion as of November 30, 2024.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-280523.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$850,000,000 aggregate principal amount of 4.625% sustainability notes due January 14, 2028 (the “2028 Sustainability Notes”), US$1,250,000,000 aggregate principal amount of 4.875% notes due January 14, 2030 (the “2030 Notes”), US$500,000,000 aggregate principal amount of 5.250% notes due January 14, 2035 (the “2035 Notes”) and US$400,000,000 aggregate principal amount of floating rate notes due January 14, 2028 (the “Floating Rate Notes,” and together with the 2028 Sustainability Notes, the 2030 Notes and the 2035 Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

2028 Sustainability Notes

The 2028 Sustainability Notes are initially limited to US$850,000,000 aggregate principal amount. The 2028 Sustainability Notes will mature on January 14, 2028 (the “2028 Sustainability Note Maturity Date”). The 2028 Sustainability Notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrear on January 14 and July 14 of each year (each a “2028 Sustainability Note Interest Payment Date”). The first interest payment on the 2028 Sustainability Notes will be made on July 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) July 14, 2025.

Interest on the 2028 Sustainability Notes will accrue from January 14, 2025. If any 2028 Sustainability Note Interest Payment Date or the 2028 Sustainability Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2028 Sustainability Note Interest Payment Date or the 2028 Sustainability Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2028 Sustainability Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2028 Sustainability Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2028 Sustainability Notes in immediately available funds in U.S. dollars.

2030 Notes

The 2030 Notes are initially limited to US$1,250,000,000 aggregate principal amount. The 2030 Notes will mature on January 14, 2030 (the “2030 Note Maturity Date”). The 2030 Notes will bear interest at a rate of 4.875% per annum, payable semi-annually in arrear on January 14 and July 14 of each year (each a “2030 Note Interest Payment Date”). The first interest payment on the 2030 Notes will be made on July 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) July 14, 2025.

Interest on the 2030 Notes will accrue from January 14, 2025. If any 2030 Note Interest Payment Date or the 2030 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2030 Note Interest Payment Date or the 2030 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2030 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2030 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2030 Notes in immediately available funds in U.S. dollars.

2035 Notes

The 2035 Notes are initially limited to US$500,000,000 aggregate principal amount. The 2035 Notes will mature on January 14, 2035 (the “2035 Note Maturity Date”). The 2035 Notes will bear interest at a rate of 5.250% per annum, payable semi-annually in arrear on January 14 and July 14 of each year (each a “2035 Note Interest Payment Date”). The first interest payment on the 2035 Notes will be made on July 14, 2025 in respect of the period from (and including) January 14, 2025 to (but excluding) July 14, 2025.

Interest on the 2035 Notes will accrue from January 14, 2025. If any 2035 Note Interest Payment Date or the 2035 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2035 Note Interest Payment Date or the 2035 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2035 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2035 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2035 Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$400,000,000 aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to January 14, 2028 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.470% per annum, payable quarterly in arrear on January 14, April 14, July 14 and October 14 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to April 14, 2025, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) January 14, 2025. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) January 14, 2025 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of gross negligence or willful default, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the

Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the fiscal agent in writing. The fiscal agent shall not be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby;

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the fiscal agent, principal paying agent or the Calculation Agent will be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the Compounded Daily SOFR (or any other benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) to select, determine or designate any benchmark replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR adjustment conforming changes or benchmark replacement conforming changes are appropriate in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, principal paying agent and the Calculation Agent will be entitled to conclusively rely on any determinations made by the Issuer, any of the Issuer’s designees or the Determination Agent without independent investigation, and none will have any liability for actions taken at the Issuer, any of the Issuer’s designees or the Determination Agent’s direction in connection therewith.

None of the fiscal agent, principal paying agent or the Calculation Agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the transaction documents as a result of the unavailability of SOFR or any applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the transaction documents and reasonably required for the performance of such duties. None of the fiscal agent, principal paying agent or the Calculation Agent will be responsible or liable for the actions or omissions of the Issuer, any of the Issuer’s designees or the Determination Agent, or for any failure or delay in the performance by the Issuer, any of the Issuer’s designees or the Determination Agent, nor shall any of the fiscal agent, principal paying agent or the Calculation Agent be under any obligation to oversee or monitor the performance of the Issuer, any of the Issuer’s designees or the Determination Agent.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters” and each an “Underwriter”) have entered into a Terms Agreement dated January 7, 2025 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 2028 Sustainability Notes		Principal Amount of the 2030 Notes		Principal Amount of the 2035 Notes		Principal Amount of the Floating Rate Notes
Australia and New Zealand Banking Group Limited	US$	121,429,000	US$	178,572,000	US$	71,429,000	US$	57,143,000
Citigroup Global Markets Inc.		121,429,000		178,572,000		71,429,000		57,143,000
Deutsche Bank AG, London Branch		121,429,000		178,571,000		71,429,000		57,143,000
Goldman Sachs International		121,428,000		178,571,000		71,428,000		57,143,000
The Hongkong and Shanghai Banking Corporation Limited		121,428,000		178,571,000		71,428,000		57,143,000
J.P. Morgan Securities plc		121,429,000		178,572,000		71,429,000		57,143,000
Wells Fargo Securities, LLC		121,428,000		178,571,000		71,428,000		57,142,000
NH Investment & Securities Co., Ltd.		—		—		—		—
KEXIM Bank (UK) Limited		—		—		—		—

Total	US$	850,000,000	US$	1,250,000,000	US$	500,000,000	US$	400,000,000

The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc.

KEXIM Bank (UK) Limited is our affiliate and has agreed not to offer or sell any Notes in the United States or to any U.S. persons. NH Investment & Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering prices described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering prices and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds of the 2028 Sustainability Notes, the 2030 Notes, the 2035 Notes and the Floating Rate Notes is US$846,693,500, US$1,241,812,500, US$495,775,000 and US$398,800,000, respectively, after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$400,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including Private Banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any

Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the relevant Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated Underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to an omnibus order should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: hkbondsyndicate@anz.com; dcmomnibus@citi.com; db.koreadcm@list.db.com; gs-hk-dcmomnibus@gs.com; Investor.info.hk.bond.deals@jpmorgan.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 14, 2025, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day before the settlement date, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the

“Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter

(b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 33-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobiliéres décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglaise seulement.

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus or a prospectus as such term is defined in the Swiss Collective Investment Scheme Act, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, nor the Issuer nor the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to supervision by any Swiss regulatory authority (e.g., the Swiss Financial Markets Supervisory Authority (“FINMA”)), and investors in the Notes will not benefit from protection or supervision by such authority.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yoon & Yang LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea, and by Shin & Kim LLC, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP, Seoul, Korea may rely as to matters of Korean law upon the opinions of Yoon & Yang LLC and Shin & Kim LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our Legal Entity Identifier is 549300APVP4R32PI3Y06. Our authorized share capital is ~~W~~25,000 billion. As of September 30, 2024, our paid-in capital was ~~W~~16,873 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on November 27, 2024. On January 2, 2025, our report on the proposed issuance of the Notes has been accepted by the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the Securities and Exchange Commission, and contains reports and other information regarding issuers that file electronically with the Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN	Common Code
2028 Sustainability Notes	302154 EJ4	US302154EJ41	297261606
2030 Notes	302154 EK1	US302154EK14	297261622
2035 Notes	302154 EL9	US302154EL96	297261649
Floating Rate Notes	302154 EH8	US302154EH84	297261614

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yoon & Yang LLC 19th Floor, ASEM Tower 517, Yeongdong-daero, Gangnam-gu Seoul Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISORS TO THE UNDERWRITERS

as to Korean law	as to U.S. law

Shin & Kim LLC 23F, D-Tower (D2) 17 Jongno 3-gil, Jongno-gu Seoul 03155 Korea	Linklaters LLP 22nd Floor, Center One Building 26, Eulji-ro 5gil, Jung-gu Seoul 04539 Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542